As filed with the Securities and Exchange Commission on August   , 1998.

                                                              File No. 333-56793
                                                              ------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                 TELLURIAN, INC.
                 (Name of small business issuer in its charter)


Delaware                               3570                          22-3451918
----------------------------   ---------------------------   -------------------
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

                              --------------------

                            Stuart French, President
                                 Tellurian, Inc.
                              300 K Route 17 South
                               Mahwah, N.J. 07430
                                 (201) 529-0939
          (Address and telephone number of principal executive offices)
                             ----------------------
                            Stuart French, President
                                 Tellurian, Inc.
                              300 K Route 17 South
                               Mahwah, N.J. 07458
                                 (201) 529-0939
     (Address and (Name, address and telephone number of agent for service)

                             ----------------------


Copies of all communications should be sent to:

         Steven Morse, Esq.                          Henry C. Malon, Esq.
         Lester Morse P.C.                           One Battery Park Plaza
         111 Great Neck Road                         3rd Floor
         Great Neck, NY 11021                        New York, NY 10004
         (516) 487-1446                              (212) 483-9600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective. [X]

If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

CALCULATION OF REGISTRATION FEE



                                                                        Proposed
                                                                        Maximum
                                                    Amount to           Offering          Proposed Maximum
    Title of Each Class of Securities to be            be              Price Per         Aggregate Offering           Amount of
                  Registered                       Registered           Unit (1)              Price (1)            Registration Fee


Series 1 Preferred Stock, par value
$.01 per share (2)                                 1,380,000               $5.00                 6,900,000              2,035.50

Preferred Stock Warrants
to purchase Series 1 Preferred
Stock (3)                                          1,380,000                $.25                   345,000                101.78

Series 1 Preferred Stock underlying
Preferred Stock Warrants (4)                       1,380,000                6.00                 8,280,000              2,442.60

Representative's Warrants to
purchase Series 1 Preferred Stock                    120,000                .001                       120                   .03

Representative's Warrants to
purchase  Preferred Stock Warrants                   120,000                .001                       120                   .03

Series 1 Preferred Stock underlying
Repesentative's Warrants to
purchase Series 1 Preferred Stock (4)                120,000                8.25                   990,000                292.06

Preferred Stock Warrants
underlying Representative's
Warrants to purchase Preferred
Stock Warrants (4)                                   120,000               .4125                    49,500                 14.60

Series 1 Preferred Stock underlying
Preferred Stock Warrants issuable
upon exercise of Representative's
Warrants (4)                                         120,000                9.90                 1,188,000                350.46

                            Total                                                               17,752,740              5,237.06 (5)





(1)  Total estimated solely for the purpose of determining the registration fee.

(2) Includes 180,000 shares of Series 1 Preferred Stock pursuant to the Representative's Over-Allotment Option.

(3) Includes 180,000 Preferred Stock Warrants pursuant to the Representative's Over-Allotment Option.

(4)  Reserved for issuance upon exercise of Warrants.


(5)  Previously paid.


Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of securities issuable upon exercise of the Representative's Warrants and Representative's Warrants to purchase Warrants are subject to the anti-dilution provisions of the Warrant.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 TELLURIAN, INC.

                              Cross Reference Sheet

Form SB-2 Item Number and Caption              Location of Caption in Prospectus

1.    Front of Registration Statement and
      Outside Front Cover Page of Prospectus         Outside Cover Page

2.    Inside Front and Outside Back Cover            Inside Front and Outside
      Pages of Prospectus                            Back Cover Pages

3.    Summary Information and Risk Factors           Prospectus Summary;
                                                     Risk Factors

4.    Use of Proceeds                                Use of Proceeds

5.    Determination of Offering Price                Outside Front Cover Page;
                                                     Risk Factors

6.    Dilution                                       Not Applicable

7.    Selling Security Holders                       Not Applicable

8.    Plan of Distribution                           Outside Cover Page;
                                                     Underwriting

9.    Legal Proceedings                              Business- Legal Proceedings

10.   Directors, Executive Officers,                 Management
      Promoters and Control Persons

11.   Security Ownership of Certain Beneficial       Security Ownership of
        Owners and Management                        Certain Beneficial Owners
                                                     and Management; Certain
                                                     Transactions

12.   Description of the Securities                  Description of Securities

13.   Interests of named Experts and Counsel         Legal Matters; Experts

14.   Disclosure of Commission Position on           Management
      Indemnification for Securities Act Liabilities

15.   Organization Within Last Five Years            Not Applicable

16.   Description of Business                        Prospectus Summary;
                                                     Business

17.   Management's Discussion and Analysis           Management's Discussion and
      or Plan of Operation                           Analysis of Financial
                                                     Condition and Results of
                                                     Operations

18.   Description of Property                        Business

19.   Certain Relationships and                      Certain Transactions
        Related Transactions

20.   Market for Common Equity and                   Cover Page; Risk Factors;
      Related Stockholder Matters                    Market Information

21.   Executive Compensation                         Executive Compensation

22.   Financial Statements                           Financial Statements

23.   Changes in and Disagreements with Accountant
      on Accounting and Financial Disclosure         Not Applicable

Subject to Completion August   , 1998

                                 TELLURIAN, INC.

                1,200,000 SHARES OF SERIES 1 PREFERRED STOCK AND
             1,200,000 REDEEMABLE PREFERRED STOCK PURCHASE WARRANTS


         Tellurian, Inc. (the "Company") is offering (the "Offering") for sale 1,200,000 shares of Series 1 Preferred Stock (the "Series 1 Preferred Stock") and 1,200,000 Redeemable Series 1 Preferred Stock Purchase Warrants (the "Preferred Warrants," which together with the Series 1 Preferred Stock are collectively referred to as the "Securities"). The Series 1 Preferred Stock and the Preferred Warrants offered hereby will be separately tradeable and transferable immediately upon issuance and may be purchased separately. Commencing April 30, 1999, each Preferred Share is entitled to receive a cumulative annual dividend of $0.50 per share on April 30th of each year. See "Description of Securities."


          Each Preferred Warrant entitles the owner thereof to purchase one share of the Company's Series 1 Preferred Stock at an exercise price of $6.00 per share (the "Warrant Exercise Price"), subject to adjustment under certain circumstances, at any time during the three year period that commences on ___________, 1999 (one year from the date of this Prospectus) and expires
_______2002. Beginning one year from the date hereof, the Preferred Warrants may be redeemed by the Company, at $.30 per Preferred Warrant if certain conditions are met. See "Description of Securities ."


          The offering price of the Series 1 Preferred Stock and the Preferred Warrants and the initial exercise price of and other terms of the Preferred Warrants were established by negotiation between the Company and J.W. Barclay & Co., Inc., the representative (the "Representative") of the underwriters of the Offering (collectively, including the Representative, the "Underwriters"), and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. For information regarding the factors considered in determining the initial offering prices of the Securities and the terms of the Preferred Warrants, see "Risk Factors" and "Underwriting." The Series 1 Preferred Stock and Preferred Warrants are expected to trade on the Nasdaq SmallCap Market ("NASDAQ SmallCap") under the symbols "_________" and "________", respectively. Since November 5, 1996, the Company's Common Stock and Common Stock Purchase Warrants have traded on the NASDAQ SmallCap Market under the symbols "TLRN" and "TLRNW," respectively.


         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE __ AND "DILUTION" BEGINNING ON PAGE __.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                                      Proceeds
                             Price to                Underwriting                      to the
                              Public                 Discounts (1)                   Company (2)
--------------------  ----------------------  -------------------------- ----------------------------------
Per Share                  $   5.00                    $  .50                             $4.50
Per Warrant                    .25                       .025                              .225
Total (3)                $6,300,000                  $630,000                         $5,670,000

====================  ======================  ========================== ==================================

                         (footnotes appear on next page)

                  The Securities are being offered by the Underwriters on a "firm commitment" basis subject to prior sale, when, as and if delivered to and accepted by the several Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates evidencing the Securities will be made at the offices of the Representative in New York, New York or through the facilities of The Depository Trust Company, against payment therefor on or about __________, 1998.

                            J.W. Barclay & Co., Inc.


                The date of the Prospectus is September __, 1998



The following legend belongs on left side of cover page in red:

"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

(continued from cover page)


(1)  Does not include additional compensation to the Underwriters in the form of
     (a) a non- accountable expense allowance of three (3%) percent of the gross proceeds of this Offering, (b) a consulting fee of 2% of the gross proceeds of this offering and (c) Warrants giving the holders the right to acquire 120,000 shares of Series 1 Preferred Stock at an initial exercise price of $8.25 per share (the "Underwriters' Stock Warrants") and Warrants giving the holders the right to acquire 120,000 Warrants to purchase Series 1 Preferred Stock at an initial exercise price of $.4125 per Warrant (the "Underwriters' Preferred Warrants"). The Underwriters' Stock Warrants and the Underwriters' Preferred Warrants are collectively referred to as the "Underwriters' Warrants". In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act). See "Underwriting."


(2) Before deducting estimated expenses (including the non-accountable expense allowance and consulting fee payable to the Representative) of $770,000 payable by the Company.

(3) Solely for the purpose of covering over-allotments, if any, the Company has granted to the Underwriters options (the "Over-Allotment Option"), exercisable within 45 days of the date hereof, to purchase an additional 180,000 shares of Series 1 Preferred Stock and 180,000 Preferred Warrants upon the same terms and conditions as the Securities offered hereby. If such Over-Allotment Options are exercised in full, the Total Price to Public will be $7,245,000 the Total Underwriting Discount will be $724,500, and the Total Proceeds to the Company will be $6,520,500. See "Underwriting."
                                 ------------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMPANY'S SECURITIES INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         The Company furnishes its stockholders with annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm and makes available copies of quarterly reports containing unaudited financial statements. The Company's fiscal year end is December 31. The Company is a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file proxy statements and other information with the Securities and Exchange Commission (the "Commission").

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2, File No. 333-56793 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby and Form SB-2 Registration Statements File No. 333-56793. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of the relevant contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the Public Reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048 and the Midwest Regional Office, Northwestern Atrium Center, 500 West Madison
Street, Room 1400, Chicago, IL 60661, and copies of such material can be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Materials filed electronically through EDGAR may also be accessed through the Commission's home page on the World Wide Web at http://www.sec.gov.

                                 EXCHANGE RATIO


         The Company has operations in Ontario, Canada. All dollar amounts in this Prospectus have been converted into U.S. Dollars (unless specified otherwise) based on an exchange ratio of $1 Canadian for $.675 U.S. for 1998 and $.72 for all prior periods.


                                    GLOSSARY

Database: The source data for the image generator. A visual database is comprised of a library of objects formed from 3-D polygons. Once a field of view and viewing angle is established, the image generator constructs the picture using appropriate elements of the database.

EAGLE: The Company's virtual reality image generator. The EAGLE is capable of rendering 30,000 polygons every 1/30 of a second. The EAGLE is considered a real time image generator.

Field Sequential Video: A method of producing color images from a black and white picture tube. The technique is to present a red, green, or blue image field on the tube; while presenting a red, green, or blue filter at the same time. To the viewer's eye, the colors are integrated together and presented to the brain as complete and valid color images. Field sequential video is employed when color CRT's (cathode ray tubes) are not available in miniature sizes.

Full Immersion: A term used to depict a complete isolation into the computer's world of virtual reality. The term is most frequently used when describing a virtual reality helmet when only the computers image is available to the user.

Head Tracker: A means of depicting head movement when wearing a virtual reality helmet. With a head tracker, the view presented to the eyes of the viewer is accurate to the world created by the computer. In most applications the head tracker is either a magnetic sensing device or a mechanical link to the helmet.

IAAPA: The International Association of Amusement Parks and Attractions, an industry association.

Location Based Entertainment: LBE's are venues for entertainment where the guests can experience a wide selection of games, sports and rides all under one roof. The LBE is usually located in large population centers and caters to repeat customers (returning several times per month).

Real Time: A classification of speed when dealing with computer generated images. A real time computer permits a smooth transition of motion within the visual display. Flicker, or "stepping" of the image results from an update slower than a new frame every 1/30th of a second.

Resolution: One method of measuring picture quality. The higher the resolution, the higher the detail of the image. A typical TV image has 525 lines of data presented on the screen. A standard computer screen has 968 lines, and thus a more detailed image. The EAGLE is capable of 2,000 lines of data.

Resolution Formats: Common resolution formats range from low quality in the case of 250 line LED's ("Light Emitting Diode") to mid range of video monitors at 680 lines to high resolution formats at 1,200 lines. The Company's EAGLE is capable of 2,000 lines.

Tourist Entertainment Centers: Like the LBE, the TEC is a destination venue for games, sports, and virtual reality experiences. The TEC however caters to an infrequent guest and therefore must be located in a high traffic area.

Trainers/Simulators: Devices use to teach the operation and methodology of expensive machines. The military's use of trainers/simulators has been the foundation of virtual reality entertainment.

Virtual Reality or "VR": An artificial environment of sight, sound, and motion created by computers.

Virtual Reality Helmet: A device placed on the head to position a video display to the eyes of a viewer. If the helmet completely seals the viewer from all other light except that which is presented by the computer, then the experience is said to be one of total immersion.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in the Prospectus. Unless otherwise noted, all information included in this Prospectus assumes that the Underwriters' Over-Allotment Option will not be exercised. All share and per share amounts in the Prospectus give retroactive effect to a 98.52216749-for-1 forward stock split effective March 15, 1995. Also, all references to "Tellurian" or the "Company" includes Tellurian, Inc., a South Carolina corporation, which was formed on August 10, 1988 and reincorporated in Delaware via merger into its wholly-owned subsidiary effective July 2, 1996. An investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Risk Factors," "Business-Legal Proceedings" and "Dilution."

THE COMPANY


         Tellurian, Inc. ("Tellurian" or the "Company"), a Delaware corporation, is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also makes available consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.


         Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. From 1992 through 1995, the Company's principal product was its AT-200 image generator which it sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. In June 1994, the Company began adapting its AT-200 Image Generator and selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

         In 1994, the Company began designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Eagle is available in multiple resolution formats and is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, Tourist Entertainment Centers ("TEC") and Location Based Entertainment Centers ("LBE").

The TEC differs from the LBE in that the market of the TEC is intended to be the family vacationer rather than the local, repeat customer.


         Utilizing the "EAGLE" technology, Tellurian has developed a helmet product to complement the Eagle for the entertainment market. This new product is intended to be marketed and sold on two levels. The first level of marketing will be for Tellurian to build its own complete game units either for sale or use in establishing one or more joint ventures, or revenue share agreements with owners and operators of TEC's or LBE's. The second level will be components for other virtual reality game manufacturers. The helmet has been ready for introduction to the market since early 1998, but the Company needs at least $250,000 of financing to produce and market the Tellurian Helmet. The Company has attempted to offer the helmet based experience for delivery within 4 months from the date of order, but that offer was subject to receipt of sufficient deposit funds from the customer. Thus far, the market place has been unwilling to accept these terms. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         The Company has worked diligently to create a line of virtual reality games that can be sold to a broader market than its original line of virtual reality experiences allowed. These games are based in part on the powerful capabilities of the EAGLE and in part through the use of low cost, over-the-counter technology. Management believes that these products are now ready to be successfully marketed to the arcade industry. Financing for the manufacturing of the game units and for financing support to the customers of these products will come from the proceeds of the Offering. Management believes that this step is the key to creating a significant on-going revenue stream from this marketplace.

         In March 1997, Tellurian formed Cyberport Niagara Inc., an Ontario, Canada company, as a subsidiary for the purpose of establishing a TEC in Niagara Falls, Ontario. This 40,000 square foot facility known as "Cyberport", which opened in June 1997 in the casino district (also known as Clifton Hill), features the latest in Tellurian technology as well as other family oriented entertainment exhibits. The Company was dependent upon Cyberport as a show place for its new technology and as a source of revenue. While the use as a show place has proven successful, there is a concern regarding the revenue generating capability of Cyberport. Should the revenues generated during the third quarter of 1998 prove insufficient to provide Cyberport with the funding necessary to carry it through to the 1999 Spring/Summer tourism season, the Company may choose to sell up to a majority interest in Cyberport or close it in order to preserve working capital for other corporate purposes. Cyberport Niagara Inc.'s Common Stock is currently owned 100% by the Company. The Company has no other active subsidiaries. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         In March 1998, the Company engaged the services of Carousel Consulting, specialists in identifying merger and/or acquisition candidates, to assist it in seeking out companies with complimentary products and services in the entertainment and financing industries to merge with or be acquired by Tellurian. The Company has investigated numerous complimentary business opportunities which may be acquired with the use of limited amounts of cash and securities. Said transactions would, in the opinion of Management, significantly improve the Company's marketing position and would not likely require diversion of significant amounts of cash except on a "profit sharing" (earn-out) basis. As of the date of this Prospectus, the Company has no agreement, understanding or arrangement to complete any such transaction and no assurances can be given that any transaction will be successfully completed in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business."

         As of June 30, 1998, the Company's total assets and stockholders' equity were $3,551,475 and $2,302,477, respectively. The Company's net losses for the six months ended June 30, 1998 and 1997 and year ended December 31, 1997 were $1,363,604, $1,060,049, $2,708,993 respectively. See "Risk Factors,"
Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Financial Statements."


     Tellurian, Inc. is located at 300K Route 17 South, Mahwah, NJ 07430 and its telephone number is (201) 529-0939.


THE OFFERING


Securities Offered                  This Prospectus relates to 1,200,000 shares of Series 1
                                    Preferred Stock and 1,200,000 Preferred Warrants.  See
                                    "Description of Securities.

Common Stock
  outstanding                       4,730,041 shares (1)


Common Stock
 Purchase Warrants
 outstanding                        5,127,500

Series 1 Preferred
 Stock outstanding
 before Offering                    -0- shares

Series 1 Preferred
  Stock outstanding
  after the Offering                1,200,000 shares (2)

Preferred Warrants
  outstanding before
  the Offering                      -0- warrants

Preferred Warrants
 outstanding after
 the Offering                       1,200,000 warrants


Use of Proceeds                     The net proceeds from the Offering will be applied towards financing support for the marketing of Tellurian products, reduction of current liabilities and notes payable, production and marketing of the Tellurian helmet, payment to Fightertown and working capital. See "Use of Proceeds."


Risk Factors                        The Securities offered hereby involve a high degree of risk and substantial immediate dilution to investors.  Prospective investors, before purchasing any securities offered, should review carefully and consider the information contained in the
                                    Prospectus and particularly the items set forth under "Risk
                                    Factors" and "Dilution."

NASDAQ SmallCap                     Common Stock   "TLRN"
Symbols (3)                         Common Stock Purchase Warrants "TLRNW"
                                    Series 1 Preferred Stock "_________"
                                    Preferred Warrants "__________"


Warrant Terms                       Each Preferred Warrant entitles the owner thereof to purchase one share of the Company's Series 1 Preferred Stock at an
                                    exercise price of $6.00 per share (the "Warrant Exercise
                                    Price"), subject to adjustment under certain circumstances, at any time during the three year period that commences on
                                    ___________, 1999 (one year from the date of this
                                    Prospectus) and expires _______2002.  Beginning one year
                                    from the date hereof, the Preferred Warrants may be
                                    redeemed by the Company, at $.30 per Preferred Warrant if
                                    certain conditions are met.  See "Description of Securities ."

----------------


(1) Does not include the following: (i) up to 5,127,500 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants; (ii) up to 185,000 shares of Common Stock issuable upon exercise of the Warrants to purchase Common Stock at an exercise price of $8.25 per share sold to the Underwriters of the Company's initial public offering in November 1996;
     (iii) up to 185,000 Common Stock Purchase Warrants issuable upon exercise of certain warrants at an exercise price of $.4125 per Warrant (and the underlying 185,000 shares of Common Stock issuable upon exercise thereof at $9.90 per share) which warrants were sold to the Underwriters of the Company's initial public offering in November 1996; (iv) up to 1,500,000 shares of Common Stock issuable under Tellurian's Stock Option Plan; and
     (v) options to purchase 100,000 shares granted to the landlord of Cyberport, which options expire on September 30, 1998.

(2) Does not include the possible exercise of the Underwriters' Warrants (and underlying Warrants) covering 240,000 shares of Series 1 Preferred Stock and 1,200,000 shares of Series 1 Preferred Stock issuable upon exercise of the Preferred Warrants.


(3) While the Company's Common Stock and Warrants trade on NASDAQ SmallCap Market and it is expected that the Securities offered hereby will also be listed on the NASDAQ Small Cap Market on the date of this Prospectus, there can be no assurance that a trading market in the Securities will be established or will be sustained. The Company currently may not meet the maintenance requirements for having its securities listed on NASDAQ and unless the Company is successful in meeting such standards, delisting of all of its securities from NASDAQ SmallCap is likely. See "Risk Factors - Requirements for Maintaining Listing Securities on NASDAQ SmallCap."

SUMMARY FINANCIAL INFORMATION

         The following selected information has been derived from the historical financial statements of Tellurian included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto.


Income Statement Data:



                                                                            Year               Year
                                        Six Months Ended                    Ended              Ended
                                    June 30,          June 30,              Dec. 31            Dec. 31
                                      1998               1997               1997               1996
                                   ----------        -----------         ----------        ----------

Revenues                             $154,982          $ 299,616           $521,045          $819,380

Gross Profit (Loss)                  (225,968)           137,536            165,913           535,373

Net (Loss)                         (1,363,604)        (1,060,049)        (2,708,993)         (962,420)

Net (Loss) per
Common Share (1)                         (.38)              (.21)              (.90)             (.53)

Weighted Average
Number of Common Shares
Outstanding                         3,577,824          3,025,000          3,025,000         1,817,708


Balance Sheet Data:


                                        June 30,             Pro Forma
                                           1998                 (2)
Working Capital
(deficit)                              $(262,516)           $3,959,918
Total Assets                            3,551,475            6,363,975
Long-Term Debt                            116,912              116,912
Total Liabilities                       1,248,998              161,498
Net Tangible Assets                     2,302,477            7,202,475
Stockholders' Equity
                                        2,302,477            7,202,475

--------------
(1) See Notes to Financial Statements for an explanation of the calculation of shares used in computing net loss per share.

(2) Gives effect to the sale of 1,200,000 shares of Series 1 Preferred Stock and 1,200,000 Preferred Warrants offered hereby and the anticipated application of the net proceeds of $4,900,000 including the reduction of liabilities by $1,350,000 less $262,500 borrowed in third quarter 1998. See "Use of Proceeds."

                                  RISK FACTORS

              An investment in the Securities involve a high degree of risk and immediate substantial dilution. Prospective investors should consider carefully the following risk factors, in addition to other information contained in this Prospectus, in evaluating an investment in the Securities offered hereby.


              Independent Auditors have Qualified Their Report. The independent auditors have qualified their report upon the assumption that the Company will continue as a going concern. See "Note 1 in the Notes to Consolidated Financial Statements." In the event that cash generated from the Company's plan of operation as specified above are insufficient to meet its existing obligations and on-going expenses (including those of Cyberport Niagara) or the Company does not receive the proceeds of the Offering, the Company and/or its subsidiary may need to seek reorganization protection under applicable bankruptcy laws. See "Financial Statements" and "Management's Discussion and Analysis and Results of Operations."

              Possible Closing of Cyberport. Cyberport Niagara, Inc., Tellurian's subsidiary in Niagara Falls, Ontario, began operations in June 1997. The Company was dependent upon Cyberport as a showplace for its new technology and as a source of revenue. While the use as a showplace has proven successful, there is a concern regarding the revenue generating capability of Cyberport. Since inception, Cyberport has generated cash of $91,271 and incurred operating losses of $385,613 and $1,135,112 for the six months ended June 30, 1998 and the period March 1997 through December 31, 1997. Should the revenues generated during the third quarter of 1998 prove insufficient to provide Cyberport with the funding necessary to carry it through to the next tourism season, the Company may choose to sell up to a majority interest in Cyberport or close it in order to preserve working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

              Financial Condition: Continuing Losses. The Company sustained net losses of $1,363,604, $1,060,049, $2,708,993, $962,410 and $699,665 for the six
months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively, and continues to incur losses from operations. As of June 30, 1998, the Company has stockholders' equity and net tangible assets of $2,302,477 and a working capital deficit of $940,082. For the six months ended June 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995, the Company had sales of $154,982, $299,616, $521,045, $819,380 and $477,311,
respectively. There can be no assurance that the Company will be able to generate substantial revenues from operations or operate profitably in the future. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Deficit Working Capital-Dependence upon Proceeds of the Offering. At June 30, 1998, Tellurian has a deficit working capital of $262,576. The Company is currently meeting its cash requirements from limited cash generated from operations and recent loans made between April and July 1998 by Joseph Radcliffe ($125,000) and

Peter Colgan ($125,00), a director of the Company. The Company is currently negotiating an additional loan of up to $200,000 from Mr. Radcliffe and/or Mr. Colgan. Such borrowings are (will be) due and payable upon the completion of the Offering together with accrued and unpaid interest at the rate of 12% per annum. See "Use of Proceeds." In light of the Company's working capital deficit and continuing negative operating cash flows, the Company is dependent upon the proceeds from this Offering to meet its obligations as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Possible Failure to Comply with Tellurian's Agreement with Fightertown. The Company recently entered into a mutual Release and Settlement Agreement with Fightertown Entertainment, Inc. to settle certain disputes that resulted in Fightertown filing a law suit against Tellurian in the United States District Court, Central District of California. The Settlement Agreement calls for the release of all claims against each party other than claims arising out of the parties' obligations under the Settlement Agreement which obligations are discussed under "Business - Agreement with Fightertown." In the event that Tellurian breaches its obligations under the Settlement Agreement and such breach is not cured within 15 days of notice of the breach, Fightertown may enter a $500,000 stipulated judgment in favor of Fightertown for Tellurian's failure to comply with the terms of the agreement and the damages caused to Fightertown's business. In the event that Tellurian breaches the Settlement Agreement and fails to timely cure the breach, the stipulated judgment may adversely impact Tellurian's operations. See "Business- Agreement with Fightertown."

              Possible Need for Additional Financing Beyond the Proceeds of the Offering. Management believes that the proceeds of the Offering together with anticipated cash from operations will provide sufficient cash for its operations for at least 12 months following the completion of the Offering. Thereafter, the Company may require additional financing beyond the proceeds of the Offering to support the promotion and financing of virtual reality game units, or for its general operations due to unforeseen circumstances or continuing operating losses. No assurances can be given that such financing will be available in the amount required and, if required, that such financing can be obtained on terms satisfactory to the Company, if at all. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Management's Lack of Experience in Running Tourist Entertainment Centers (TEC's); Possible Failure of Cyberport to Promote Tellurian Products; Possible Difficulty in Selling Off Majority Interest in Cyberport. The Cyberport Niagara tourist entertainment center was believed by Management to represent a new concept in family entertainment. While Management was encouraged by the initial reception which the facility has gained, the lack of clear parallels to compare the facility to makes it difficult for Management to properly evaluate its progress against other facilities. Cyberport's failure to reach a breakeven cash flow after 12 months of operations is a matter of serious concern. The Company has no prior experience in owning and operating a TEC. There can be no assurances that the Cyberport facility in Niagara Falls, Ontario will operate profitably. Failure of the center to make progress in its marketplace would materially affect

Management's ability to sell up to a majority share of this facility to an outside investor and could require the Company to close the facility in whole or in part in order to conserve capital. See "Business."


              Certain Market Restrictions. As a result of the 1996 Agreement with Voyager (see "Business - Licensing of Tellurian Technology") and Fightertown (see "business Agreement with Fightertown"), the Company is prohibited from selling certain of its products into several defined markets. Such restrictions could have an adverse affect on the Company's ability to successfully develop and sell its products in volumes necessary for the Company to be successful in its marketplace. See "Business-Licensing of Tellurian Technology."


              Uncertain Market Acceptance; Lack of Marketing Organization; and Distribution Network. The Company's future success depends upon the acceptance of its new virtual reality products and the ability of the Company to profitably finance the needs of its customers . With any new technology, there is a substantial risk that the market may not appreciate the benefits or recognize the potential of the technology. Market acceptance of the Company's virtual reality helmet will depend in large part upon the ability of the Company to demonstrate the technological and commercial advantages of the Company's helmet over other types of virtual reality helmets or its free-standing virtual reality games units. The inability of the Company to successfully introduce its virtual reality helmet will have a material adverse effect on the Company's financial condition and results of operation. Successful penetration of the Company's proposed markets will be substantially dependent on the Company's ability to implement its marketing and sales plan. There can be no assurances that the Company can implement its marketing and sales plan with the resources available to it or, if implemented, that such plan will be successful in penetrating the Company's proposed markets. See "Business."


              Uncertain Performance of the Company's Helmet Visual and Audio System. The Company's virtual reality helmet is a critical component in the Company's plan to deliver high performance virtual reality experiences that are affordable and commercially viable. While the Company has observed the performance of the prototype helmet in laboratory conditions, it has not yet placed its proprietary helmet prototype into arcade conditions in order to evaluate its performance over longer periods and under less desirable conditions. While the initial studies have not given Management causes for concern about the likely results of such tests, there can be no assurances that problems that affect market acceptance of the product will not be found once the product is subjected to tests under true market conditions. See "Business."


     Search for Possible Acquisitions of Complimentary Business. In March 1998, the Company engaged the services of Carousel Consulting, specialists in identifying merger and/or acquisition candidates, to assist it in seeking out companies with complimentary products and services in the entertainment and financing industries to merge with or be acquired by Tellurian. The Company has investigated numerous complimentary business opportunities which may be acquired with the use of limited amounts of cash and securities. Said transactions would, in the opinion of Management, significantly improve the Company's marketing position and would not likely require diversion of significant amounts of cash except on a "profit sharing" (earn-out) basis. As of the date of this Prospectus, the Company has no agreement, understanding or arrangement to complete any such transaction and no assurances can be given that any transaction will be successfully completed in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business."

              Revenues Dependent Upon a Limited Number of Customers. The Company has in the past been dependent upon a limited number of customers which have accounted for substantially all of the Company's revenues. See "Business - Products." While Management believes that future revenues (from sources other than Cyberport) are expected to be from a larger group of customers who are in the entertainment market rather than from a limited group of customers that are primarily in the simulation and training market, no assurances can be given that the Company will be successful in expanding its customer base so as not to rely on sales from a limited number of customers.

              Rapid Changes in Technology. The Company has recently reduced its expenditures for research and development and is now somewhat dependent on its consulting and licensing agreement with Ronald Swallow to continue the development of its custom application VR products. The technology underlying Tellurian's products is subject to rapid change. The Company maintains a limited research and development program and its success will depend in part upon its ability to respond quickly and successfully to technological advances by developing and introducing new and improved products. There can be no assurance that the Company will be able to foresee and respond to such advances or that competitors, including those with greater financial and other resources, will not succeed in developing technologies and products that are more effective than the Company's. See "Business - Research and Development."


              Competition. Competition in the virtual reality entertainment market comes primarily from defense related manufacturers, many of which have much greater financial, technical, manufacturing and sales and marketing resources than the Company. In addition, as the virtual reality market develops and continues to grow, many larger companies can be expected to enter this market, thereby increasing the competition. Although the Company believes that its developing virtual reality system and other virtual reality devices will be highly competitive due to performance and cost factors, there can be no assurance that the marketplace will consider the Company's products to be superior to competing products or that the Company can effectively compete with these larger companies in the future. Further, the Company has entered the TEC market through its subsidiary, Cyberport Niagara, Inc. There can be no assurances that other competitors for the family tourist market will not be more successful than the Company in marketing to this group especially since many of these competitors are larger and more experienced than the Company, in addition to which many have significantly greater resources than the Company. See "Business."


     Dependence on Key Employees. Upon the completion of the Offering, the Company intends to retain the services of Michael Hurd as its President and Chief

Executive Officer pursuant to a three-year employment contract. The Company's operations will be dependent upon the services of Mr. Hurd. The loss of his services could have a material adverse effect on the Company's operations. The Company intends to obtain key man life insurance in the amount of $1,000,000 on the life of Mr. Hurd. No assurances can be given that such insurance will adequately compensate Tellurian in the event of the loss of Mr. Hurd. The Company believes that its success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel. The business of the Company is highly technical in nature. The Company's future growth is dependent upon its ability to attract and retain qualified technical personnel. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to market its products. Competition for such personnel in the computer technology industry is intense. Failure to attract and retain such personnel could have an adverse effect on the Company's business, operating results and financial condition. See "Management. "

              Dependence  Upon  Proprietary  Technology;  Intellectual  Property
Rights; Lack of Patent Protection. Tellurian regards its products as proprietary and relies primarily on a combination of technological complexity and employee non-disclosure agreements, and other intellectual proprietary protection methods to protect its proprietary rights. Although the Company believes that its products are uncopyable, it may be possible in the future for unauthorized third parties to pay to copy or reverse engineer certain portions of the Company's products or obtain or use information that the Company regards as proprietary. The Company currently has no patents. Although the Company's competitive position may be adversely affected by unauthorized use of its proprietary information, the Company believes that the ability to fully protect its intellectual property is less significant to its success than are other factors, such as the knowledge, ability and experience of its employees and its ongoing product development and customer support activities. There can be no assurance that third parties will not assert infringement or other claims against the Company with respect to any existing or future products, or that licenses would be available if any Tellurian technology were successfully challenged by a third party , or if it became desirable to use any third party technology to enhance Tellurian's products. Litigation to protect the Company's proprietary information or to determine the validity of any third party claims could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel, whether or not such litigation is determined in favor of the Company. In addition, the Company entered into a licensing agreement dated January 1, 1996 with Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") which granted Voyager certain irrevocable, exclusive rights under an assignable license to be the exclusive supplier of the EAGLE image generator within a restricted group of countries and which allows Voyager to sell the product worldwide, subject to the payment of certain royalties to Tellurian. Such agreement could impact the Company's marketing efforts of the EAGLE should Voyager elect to sell the EAGLE in North America. See "Licensing of Tellurian Technology."

     Notes Due to Related Parties. As of the date of this Prospectus, the Company has a note payable to Charles Powers, a founder of the Company, in the amount of $100,000, which note is due upon the completion of the Offering. The Company also has

(i) $100,000 plus legal fees of $21,500 due to certain former Preferred shareholders of Cyberport Niagara and (ii) a $125,000 note to Peter Colgan, a director of the Company, which note may increase by up to an additional $200,000 prior to the completion of this Offering. Such notes and reimbursed legal fees totaling $346,500 and any additional borrowings (together with accrued interest thereon) is payable upon the completion of the Offering. See "Use of Proceeds" and "Certain Transactions."

              Management's Broad Discretion in Use of Proceeds. Since an estimated 24% or $1,200,000 of the estimated $4,900,000 of net proceeds of this Offering are allocated to working capital and Management has reserved the right to re-allocate the other uses of the net proceeds of this Offering within the categories specified under "Use of Proceeds," Management of the Company has discretion in the application of the net proceeds of the Offering. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Management of the Company. See "Use of Proceeds."

              Control by Principal Shareholders. Without giving effect to the potential exercise of the Preferred Warrants, Common Stock Purchase Warrants and Common Stock Options, the current principal shareholders, Management and founders of the Company beneficially own approximately 2,056,700 shares of Common Stock, or approximately 44% of the then outstanding shares of Common Stock of the Company. Accordingly, the current principal shareholders, Management and founders of the Company may be in a position to influence the election of the Board of Directors of the Company. See "Security Ownership of Management and Others."

              No Cash Dividends on Common Stock and None Anticipated. The payment by Tellurian of cash dividends on its Preferred Stock and Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. Tellurian has not paid or declared any cash dividends upon its Preferred Stock or Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Preferred Stock and Common Stock in the foreseeable future, except for the preference of $.50 per share payable to holders of Series 1 Preferred Stock. It should be noted that the Company has the right to pay such dividend by issuing additional shares of Series 1 Preferred Stock in lieu of cash. See "Description of Securities" and "Dividend Policy."


              Determination of Terms of the Offering. The terms of the Offering, the exercise price of the Preferred Warrants and offering price of the Series 1 Preferred Stock were arbitrarily determined by the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, book value per share or other generally accepted criteria of value. See "Underwriting."

     Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely effect the market price for the Common Stock. The Company has 4,730,041 shares of Common Stock and 5,127,500 Common Stock Purchase Warrants outstanding as of the date of this Prospectus. Of these shares of Common Stock, 2,331,605 shares of Common Stock are freely tradeable in the public market without restriction under the Securities Act, except for securities owned by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which are subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"). The remaining shares of Common Stock outstanding are "restricted securities" as that term is defined in the Securities Act and have not been registered under the Securities Act. The holders of 1,000,000 such shares of Common Stock have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until November 5, 1998, without the prior written consent of the Representative. The holders of 1,182,438 shares of the Company's Common Stock (including 886,699 shares included in the aforementioned lock-up agreement until November 5, 1998) have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until at least July 31, 2000, without the prior written consent of the Representative.


           At the end of the aforesaid lock-up periods (or earlier with the consent of the Representative) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of their shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. See "Shares Eligible For Future Sale."


              Requirements for Maintaining Listing of Securities on NASDAQ SmallCap. The Company's Common Stock and Common Stock Purchase Warrants trade on NASDAQ SmallCap Market and the Company is seeking to have its Preferred Stock and Preferred Warrants listed on NASDAQ. The rules of NASDAQ SmallCap establish criteria for continued quotation of securities on such market. The Company was notified by the NASDAQ Stock Market that it did not meet the net tangible assets/market capitalization/net income requirements and that the Company will require an exception to such requirement in order to maintain its NASDAQ listing. In this regard, the Company had filed documents with the NASDAQ Stock Market and requested an oral hearing, which hearing was held on August 14, 1998. At this hearing, the Company was given the opportunity to demonstrate compliance with the net tangible asset test or reasons an exception should be granted by the Hearings Committee. The Company is currently awaiting NASDAQ's decision. There can be no assurance that Tellurian will be able to obtain an exception from NASDAQ for continued listing or that it will be able to maintain the standards for continued quotation. These standards will require the Company to maintain net tangible assets of $2,000,000 or net income of $500,000 in two of the last three years or a market capitalization of at least $35 million and a minimum bid price for its Common Stock of $1.00 per share among other requirements. If the Company's securities are delisted from NASDAQ, the market for the Company's securities will likely be affected adversely and holders may be unable to sell their Securities. Trading, if any, in the listed securities would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the OTC electronic Bulletin Board. If this result were to occur, an investor may find it more difficult to dispose of, or in the case of the "pink sheets," to obtain accurate quotations as to the price of the Company's securities.

              No Public Market for the Units. There is presently no public market for the Company's Series 1 Preferred Stock and Preferred Warrants. The Company intends to list the Series 1 Preferred Stock and Preferred Warrants for trading on NASDAQ on the date of this Prospectus. No assurances can be given that a public market for the Securities will develop on the NASDAQ Small Cap Market, on the OTC Electronic Bulletin Board or, in the over-the-counter market in the "pink sheets."


              "Penny Stock" Regulations. The Commission has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Company has less than $2,000,000 in net tangible assets, the Securities and Common Stock may be deemed to be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. Transactions in a non-NASDAQ security would be exempt from all but the sole market maker provision for (i) issuers who have $2,000,000 in tangible assets if such issuer has been in continuous operation for three years, or $5,000,000 in tangible assets if such issuer has been in continuous operation for less than three years, (ii) transactions in which the customer is an institutional accredited investor and
(iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market maker for such securities would be subject only to the sole market marker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

              The above-described rules may materially adversely affect the liquidity for the market of the Common Stock and Securities should they cease to be quoted (or not listed for trading) on the NASDAQ SmallCap. Such rules may also affect the ability of broker-dealers to sell the Company's Common Stock (and the Securities should a public market develop) and may impede the ability of holders of such securities to sell such securities in the secondary market.

              Current Prospectus and State "Blue Sky" Registration Required to Exercise the Preferred Warrants. The Preferred Warrants provide that the Company shall not be obligated to issue shares of Series 1 Preferred Stock upon exercise of the Preferred Warrants unless there is a current prospectus relating to the Series 1 Preferred Stock under an effective registration statement filed with the Commission and unless such securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Preferred Warrants reside. In accordance with the Securities Act, a prospectus ceases to be current nine months after the date of such prospectus if the information therein (including financial statements) is more than sixteen months old or sooner if there have been other fundamental changes in the matters discussed in the prospectus. The Company intends to utilize its best efforts to maintain a current prospectus relating to the above referenced securities under an effective Registration Statement filed with the Commission. Although the Company has agreed to use its best efforts to meet such regulatory requirements in the jurisdictions in which the Preferred Warrants are sold in the Company's Offering, there can be no assurance that the Company can continue to meet these requirements. Purchasers may buy Preferred Warrants in the secondary market or may move to jurisdictions in which the securities issuable upon exercise of the Preferred Warrants are not so qualified or exempt. In this event, the Company would be unable lawfully to issue securities to those persons upon exercise of the Preferred Warrants unless and until the securities issuable upon exercise of the Preferred Warrants is qualified for sale or exempt from qualification in jurisdictions in which such persons reside. There is no assurance that the Company will be able to effect any required registration or qualification. The value of the Preferred Warrants could be adversely affected if a then current prospectus covering the securities issuable upon exercise of the Preferred Warrants is not available pursuant to an effective registration statement or if such securities is not qualified for sale or exempt from qualification in the jurisdictions in which the holders of the Preferred Warrants reside. Further, under the terms of the agreement under which the Preferred Warrants will be issued, the Company is not permitted to redeem such Preferred Warrants unless a current prospectus is available at the time of notice of redemption and at all subsequent times to and including the date of redemption. See "Description of Securities -Warrants."

              Potential Adverse Effect of Redemption of Preferred Warrants; Possible Expiration Without Value; Effect of Preferred Warrants. The Preferred Warrants are redeemable by the Company, in whole or in part, upon 30 days' prior written notice at $.30 per Preferred Warrant, beginning one year after the date of this Prospectus and provided certain specified market conditions are met. Redemption of the Preferred Warrants could force the holders to exercise the Preferred Warrants and pay the Preferred Warrant Exercise Price at a time when it may be disadvantageous for the holders to do so, to sell the Preferred Warrants at the then current market price when they might otherwise wish to hold the Preferred Warrants for possible additional appreciation or to accept the redemption price, which is likely to be substantially less than the market value of the Preferred Warrants at the time of redemption. In addition, if the market price of the Common Stock does not exceed the Preferred Warrant Exercise Price at the expiration of the exercise period, the Preferred Warrants may expire without value. See "Description of Securities - Preferred Warrants." The exercise of the Preferred Warrants and the sale of the underlying securities (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of such outstanding Preferred Warrants can be expected to exercise them, to the extent that they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such Preferred Warrants. See "Description of Securities." As a result of the Preferred Warrants, the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. It is also possible that, as long as the Preferred Warrants remain outstanding, their existence might limit increases in the price of the Common Stock.

              Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management-Limitation of Directors' Liability; Indemnification."


     No Compensation Committee. The Company currently does not have a Compensation Committee of its board of directors. No assurances can be given that the Company will elect a Compensation Committee in the future. See "Management."

                                 USE OF PROCEEDS


              The net proceeds of this offering, estimated at $4,900,000 after the payment of offering expenses, is anticipated to be applied to the corporate purposes specified below over a period of approximately 12 to 15 months as follows:

                                                                  Amount
                                                               -----------
Financing support for marketing
of Tellurian products (1)                                       $1,933,000

Capital outlay to produce and
market the Tellurian Helmet to be
used in conjunction with its
proprietary image generations(2)                                   350,000

Reduction of current liabilities(3)                                700,000

Payment of Notes owed to
bridge financiers (4)                                              450,000

Payment of Notes owed to
Charles Powers and former
shareholders of Cyberport
Niagara, Inc. including
reimbursement of legal fees (5)                                    222,000

Payment to Fightertown (6)                                          45,000

Working Capital (7)                                              1,200,000
                                                                 ---------
                                                                $4,900,000
                                                                ==========
--------------

(1) The Company intends to provide financing support for (a) purchase of its game units by customers, (b) placement of its games units in revenue sharing locations, and (c) other financing transactions that Management deems to be in the best interest of the Company.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business."

(3) At June 30, 1998, the Company has current liabilities of $1,132,086 which were incurred in the general operation of the Company's business.

(4) At June 30, 1998, the Company owed $187,500 under a bridge financing agreement with Joseph Radcliffe and Peter Colgan, a director of the Company. The Company anticipates that a total of up to $450,000 may be borrowed under that agreement by the completion of the Offering. See "Certain Transactions." Such monies have been and will be used to meet general obligations of the Company, to support the costs of the Offering and to meet other costs incurred in the general operation of the Company's business. The repayment of these notes is to be paid from the proceeds of the Offering together with interest accrued at the rate of 12% per annum.

(5) The Company owed approximately $714,000 (inclusive of principal and accrued interest) to Charles Powers. Effective June 30, 1998, Mr. Powers converted such monies into 345,000 shares of the Company's Common Stock and a $100,000 Note due upon the completion of this Offering. Such borrowed funds were utilized for general working capital purposes. An additional $100,000 is payable to certain former Preferred stockholders of Cyberport Niagara, Inc. Effective June 30, 1998, such persons converted their Preferred Stock into 325,278 shares of the Company's Common Stock and an approximate $100,000 Note ($150,000 Canadian) due upon the completion of the Offering. In addition, the Company has agreed to reimburse legal fees of $21,500 ($30,000 Canadian). See "Certain Transactions."

(6)  See "Business - Fightertown."

(7) Amounts allocated to working capital may be used for all corporate purposes, including, without limitation, acquisition of companies with complimentary products and/or services, general and administrative expenses, salaries of officers and other employees, consultant fees, insurance and professional and other costs of being a publicly-held company. In the event that the Underwriters exercise the Over- Allotment Option, amounts allocated to working capital would increase by approximately $800,000. See "Underwriting."


              The foregoing represents the Company's best estimate of its expected specific uses of the net proceeds of the Offering. The resulting amounts actually expended for certain purposes described above may vary significantly depending on numerous factors, including but not limited to, the success of Cyberport, the sale of up to a majority interest in Cyberport, the market demand for the Company's virtual reality products, and the market success of Tellurian's products (including its new helmet). The Company may, in the future, find it necessary or desirable to change the specific uses of the net proceeds due to certain exigencies of the business and, therefore, there could be significant variations in the above use of proceeds. In the event one or more of such exigencies occurs, the Company will reallocate the net proceeds of this Offering within the above categories in response thereto.

              Pending application of the net proceeds of the Offering, if any, the Company may make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts, interest-bearing securities or other insured short-term, interest-bearing investments.

                                 DIVIDEND POLICY


              The payment by Tellurian of cash dividends on its Preferred Stock and Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. Tellurian has not paid or declared any cash dividends upon its Preferred Stock or Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Preferred Stock and Common Stock in the foreseeable future, except for the preference of $.50 per share payable to holders of Series 1 Preferred Stock. It should be noted that the Company has the right to pay such dividend by issuing additional shares of Series 1 Preferred Stock in lieu of cash. See "Description of Securities."

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         During the first six months of 1998 the Company has only been able to make limited progress towards meeting its objectives since it has been severely hampered by a lack of cash. Despite this limitation, the Company has substantially completed the technical development of its virtual reality helmet and completed the establishment of a virtual reality showplace for demonstrations of Tellurian products at Cyberport.

          The market for free-standing image generators has proven to be extremely limited. The development of the data-base to complete the experience is a skill possessed by a limited number of companies in the industry, but the majority of the potential customers for Tellurian products are arcades, restaurants, and other entertainment facilities who rely on their supplier to deliver a complete, ready to run experience. The Tellurian image generator has the advantage of being able to display a 360 degree world in which all of the players can be linked. The competitive edge that Tellurian has is that its world can be changed by any of the players and the resulting world is changed for all of the players. Game software for this type of world must be developed specifically for that world. Without both the image generator and the database software, Tellurian has in the past been trying to sell to an extremely limited market. The Tellurian product which now exists is one which is a free-standing unit. Further, the completion of the helmet as described herein allows the experience to be delivered to the end-user requiring very little physical space. The space issue is also critical to end-users who evaluate the performance of their investments on a "revenue per square foot basis". This combination should allow Tellurian to market its products to distributors and large end users of arcade type games, a market in which it had no access to before these developments. Unfortunately, this market requires rapid delivery and a willingness to support product through some form of financing. Revenue sharing is the most common form of financing required. Thus far, the Company has been unable to meet either the delivery or the financing demands of this market.

The Virtual Reality Helmet

         The virtual reality helmet is critical to the market acceptance of Tellurian's products since it removes one of the major sources of market resistance to the Company's virtual reality units--the amount of physical space required by the viewing screens. The arcade market represents the largest grouping of potential buyers for the units and these potential buyers are heavily influenced by the return per square foot of floor space occupied. The helmet would reduce the square footage needed by approximately 50% while improving the quality of the sound through the almost complete elimination of background noise coming from other activities in the facility and significantly reducing the Company's cost per virtual reality unit. The Tellurian helmet has been specifically engineered to be driven by the proprietary Tellurian EAGLE image generator. Management expects that the quality of the experience gained through use of the helmet coupled with the head motion tracker will be significantly superior to the experience currently offered in the marketplace either by Tellurian or by any of its competitors.

         The helmet has been ready for introduction to the market for some time, but the Company needs at least $250,000 of financing to produce and market the Tellurian Helmet. The Company has attempted to offer the helmet based experience for delivery within four months from date of order, but that offer was subject to receipt of customer deposits. However, the Company cannot be certain that the design principles it has decided upon will be successful in the marketplace. Also, the Company cannot be sure that the marketplace will accept the product and the pricing which the Company intends to utilize. Management recognizes that many competitors are actively engaged in the design and manufacture of products intended for this use. Many of these competitors have more experience in helmet design and manufacturing that the Company does, and many of these competitors have more financial resources to draw upon than the Company. There can be no assurance that the Company's design will be successful, nor that the Company will find a ready market and sufficient financing for the helmet. The Company expects that, if the helmet design is successful, this medium will replace the larger and more expensive means of delivering the video and audio images to its customers. Management believes that, if successful, the helmet may represent a significant portion of its future revenue.

         One of the principal objectives of the pending Offering is to provide the funding necessary to produce the VR helmet and to allow the Company to market the product on a "revenue sharing" or partial financing basis. See "Use of Proceeds."The Company also believes that these sales opportunities will also provide opportunity for the Company to provide other profitable financing to its potential and actual customers. While Management believes that this approach will substantially improve its likelihood of successfully completing these sales, there can be assurance that the Company will be able to complete sales and/or revenue sharing agreements in number and a profitability adequate to cover the continuing costs of promoting the VR product. Management is presently evaluating the possibility of limiting its marketing efforts to standard units using the existing databases. Should Management determine that an adequate market exists for this marketing approach, significant further reductions will be possible in the level of R&D expenditures.

Cyberport

         In late June 1997, the Company was able to begin conducting operations in its subsidiary, Cyberport Niagara, Inc. and opened a "pay-one-price" TEC. Although the limited opening of Cyberport was not done early enough to have a noticeable impact on revenue for the season, Management believed that it was essential to open the facility in close to final form in order to attract the various tour operators to view the facility. While Management does not believe that the flow from the casual tourists in Niagara Falls will provide enough revenue to ensure the viability of Cyberport, Management believed that the exposure to the summer tourists and, more importantly, to the tour groups that conduct summer business in Niagara Falls, was critical to Management's plans to develop the group tour business for the 1998 and subsequent seasons. The Company promoted the facility in general and the Tellurian experience extensively since the 1997 opening. Numerous "free-of-charge" events were run in order to hasten the awareness of the facility to the tourism industry in the Niagara region. Efforts concentrated on ensuring strong relationships with group tour operators and guaranteeing prime exhibit spots in the many tourist information booths in and around the Niagara area for the 1998 season. As a result, revenues for 1997 were minimal.

          Revenue during the six months ended June 30, 1998 did not reach the objectives in the Company's business plan. While tourism in Niagara seems to be off dramatically in 1998 compared to 1997, the limited turnout at the Cyberport facility during June 1998 and July 1998 is nonetheless extremely disappointing. While Management believes that the marketing programs and overall direction of Cyberport has been correct, unless Cyberport revenues improve dramatically in the third quarter, the Company may have no choice but to find an equity partner in Cyberport or seek some form of protection under the prevailing bankruptcy reorganization laws of Ontario.

         The Company believes that its ability to operate this facility successfully depends on elements both within and outside of its control, including the success of its own products incorporated into this venture. Also, the Company faces competition from existing and new entrants into the tourism market in the Niagara Falls region. See "Business-Competition."

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 1998 vs. Three and Six Months Ended June 30, 1997

         Tellurian and its subsidiary had net sales for the three months ended June 30, 1998 of $120,074, a decrease of $98,257 or 45% over the comparable period of the prior year. For the three months ended June 30, 1998, the Company's gross profit (loss) was ($142,946), a decrease of $262,859 over the comparable period of the prior year. Such decrease in gross profit is primarily due to the costs related to the Cyberport Niagara facility during the period where it was open for business but significantly underloaded compared to its potential throughput. Also, during the second quarter of 1997 the Company recognized the last portion of the technology transfer sale to Voyager.

         Tellurian and its subsidiary had net sales for the six months ended June 30, 1998 of $154,982, a decrease of $144,634 or 48.3% over the comparable period of the prior year. For the six months ended June 30, 1998, the Company's gross profit (loss) was ($225,968), a decrease in gross profit of $363,504 over the comparable period of the prior year. Such decrease in gross profit is primarily due to the costs related to the Cyberport Niagara facility which was either closed or dramatically underloaded for most of this period and due to the loss of margin generated by the last of the Voyager billings in 1997.

         Tellurian's research and development ("R&D") expenses for the three months ended June 30, 1998 were $170,822, representing a decrease of $22,934, or 11.8%, over the comparable period for the prior year. The R&D activities related to Tellurian's concentrated effort to complete the virtual reality helmet and to develop software for use with that helmet and other versions of virtual reality products. The R&D staff and expenditures were dramatically reduced during the second quarter of 1998. Such reductions will become more noticeable in the third quarter results.

         Tellurian's R&D expenses for the six months ended June 30, 1998 were $380,811, representing a decrease of $17,032, or 4.2%, over the comparable period for the prior year. The R&D activities related to Tellurian's concentrated effort to complete the virtual reality helmet and to develop software for use with that helmet and other versions of virtual reality products.

         Selling, general and administrative expenses for the three months ended June 30, 1998 were $267,900, a decrease of $66,374, or 19.8%, over the comparable period of the prior year. This decrease is principally due to the continuing reduction of costs implemented by management partially offset by increased consulting costs incurred for assistance in finding merger/acquisition candidates and for assistance in seeking interim financing arrangements. Discretionary spending for selling, general and administrative expenses staff and support services have reduced during the first and second quarters of 1998. Due to termination costs and other costs of unwinding agreements, the full impact of those charges will not affect the Company results until the fourth quarter of 1998.

         Selling, general and administrative expenses for the six months ended June 30, 1998 were $712,296, a decrease of $110,071, or 13.4%, over the comparable period of the prior year. The reason for this decrease is noted in the above paragraph.

         For the three months ended June 30, 1998 interest expense was $13,786, a decrease of 2,206, or 13.8%, over the comparable period of the prior year.

         For the six months ended June 30, 1998 interest expense was $31,048, an increase of 2,756, or 9.7%, over the comparable period of the prior year.

         Tellurian's net loss for the three months ended June 30, 1998 was $596,273 as compared to a loss of $423,289 for the comparable period of the prior year. The principal reasons for this increase are described above. In most cases, the increased costs relates to the Cyberport facility being open for most of the quarter in 1998 while costs were deferred to a large extent prior to its opening at the end of the second quarter in 1997.

         Tellurian's net loss for the six months ended June 30, 1998 was $1,363,604 as compared to a loss of $1,060,049 for the comparable period of the prior year. The principal reasons for this increase are described above. In most cases, the increased costs relates to the Cyberport facility being open for most of the quarter in 1998 while costs were deferred to a large extent prior to its opening at the end of the second quarter in 1997.

         While Management has made numerous reductions in costs and continues to seek out and eliminate any non-essential expenditures, the Company must take action to generate sales and gross profit in amounts adequate, when compiled with said lost reductions, to allow the Company to operate profitably.

Year Ended December 31, 1997 ("1997") vs. December 31, 1996 ("1996")

         Tellurian's net sales for 1997 were $521,045, a decrease of $298,335 or 36% over the comparable period of the prior year. Such decrease was primarily due to the completion of the Voyager consulting contract at the end of 1996. Also, the Company's concentration on developing the helmet display unit and on opening Cyberport may have negatively impacted sales of image generation equipment. For 1997, the Company's gross profit was $165,913 as compared to $535,373 for the comparable period of the prior year. Such decrease in gross profit is partially due to the loss of revenue from the completion of the Voyager contract and partially due to the costs related to the operation of the Cyberport Niagara facility.

         Tellurian's research and development activities for 1997 were $862,031, representing an increase of $173,928, or 25%, over the comparable period for the prior year. The increase in research and development activities related to Tellurian's concentrated effort to complete virtual reality helmet and to develop software for use with that helmet and other versions of virtual reality products.

         Selling, general and administrative expenses for 1997 were $1,934,319, an increase of $1,349,198, or 230%, over the comparable period of the prior year. This increase is principally due to the cost of developing and operating Cyberport (approximately $950,000) as well as the increased costs related to becoming a public entity (insurance, professional fees and similar items).

         For 1997 interest expense was $121,186, and increase of 9,853, or 8.7%, over the comparable period of the prior year.

         Tellurian's net loss for 1997 was $2,708,993 as compared to a loss of $962,410 for the comparable period of the prior year because of the aforesaid decreases in sales and increases in costs.

Liquidity and Capital Resources

         In December 1995 and January 1996, the Company raised approximately $675,000 from the sale of promissory notes and 3,000,000. In June 1996, the Company received proceeds of approximately $149,000 from the sale of its promissory notes, $25,000 of which automatically converted into 25,000 shares of the Company's Common Stock upon the completion of its public offering in November 1996.

         In November 1996, the Company sold in its initial public offering, 1,400,000 shares of its Common Stock at an offering price of $5.00 per share and 2,127,500 Common Stock Purchase Warrants exercisable at $6.00 per share through November 5, 2001 at an offering price of $.25 per share. The Company received net proceeds of approximately $6,200,000 from the offering.

         For the year ended December 31, 1997, net cash of $1,107,900 was used in operating activities. This cash usage, while principally attributable to the Company's net loss, was somewhat less than the actual loss due to the increase in accounts payable due to the Company's suppliers. For the year ended December 31, 1996, $1,851,540 was used in operating activities.

         For the year ended December 31, 1997, net cash of $864,568 was used in investing activities. Funds of approximately $2.06 million were provided from the sale of marketable securities and approximately $2.77 million was used in the purchase of property and equipment, almost entirely at the Cyberport facility. For the year ended December 31, 1996, $2,210,233 was used in investing activities. For the year ended December 31, 1997, $368,484 was provided from financing activities. The primary sources of this cash were the proceeds of certain loans completed during the year. For the year ended December 31, 1996, $5,783,829 was provided from financing activities. The primary source of these funds from the public offering completed in November of 1996.

         For the three months ended June 30, 1998 and 1997, respectively, net cash of $762,758 and $768,809, respectively was used in operating activities. The net loss from operations for the period ended June 30, 1998, $1,363,604, was partially offset by the Company's non-cash depreciation and amortization expense and a decrease in inventory as well as an increase in payroll due to officers and any employees.

         For the six months ended June 30, 1998 net cash of $71,216 was generated from investing activities while $509,854 was used in investing activities in 1997. Funds were generated from the sale of a marketable security while some expenditures were made to acquire capital equipment necessary for the continued safe operation of the Company.

         For the six months ended June 30, 1998 and June 30, 1997, $461,863 and $90,000 respectively was provided from financing activities. The primary sources of this cash were the proceeds of the warrant conversion completed by the Company and the completion of a new bridge loan arrangement. Details of the warrant conversion are as follows:

         In February 1998, the Company completed an exchange offering to its existing warrant holders pursuant to which warrant holders tendered 321,605 warrants and approximately $603,000 and received in return 321,605 Units which included 321,605 shares of the Company's Common Stock and 321,605 Warrants identical to those tendered pursuant to the exchange offering. The Company received net proceeds of $490,912 after offering costs of $112,099 from the exchange offering.

         At December 31, 1997, the Company had current liabilities and long term debt of approximately $3,266,000. In order to reduce such debt, the Company sought to convert all or a portion of such debt of the Company into equity. As of June 30, 1998, the Company succeeded in converting approximately $2,100,000 of such indebtedness as described below. Such debt conversions included the following:

                  (a) In March 1998, the Company entered into an agreement with Interactive Media Concepts, Inc., a consultant of the Company which was owed approximately $56,000. Further, the Company had a contractual obligation to Interactive Media which would have required the Company to pay an additional $88,000 for its services during 1998. In March, 1998 the Company accepted Interactive's offer to convert such indebtedness into 100,000 shares of the Company's Common Stock.

                  (b) The Company owed $1,295,527 U.S. (equivalent to $1,865,559 Canadian) to certain contractors in Canada for work done on improvements to its Cyberport facility. These contractors included Newman Bros. Limited, Phoenix Wood Products Corporation (formerly known as Trigin Management Corporation), Star Tile Centre Limited, Ecco Electric Limited, DBN Drywall & Acoustics Limited, Expoplex Incorporated (the "Cyberport Creditors"). On March 26, 1998, the Cyberport Creditors agreed to convert $601,083 U.S. (equivalent to $865,559 Canadian) into 865,559 Series B Special Shares plus an additional 47,075 Series B Special Shares for goods and services taxes owing at closing (also known as Preferred Stock of Cyberport Niagara). The Cyberport Creditors also agreed to assign to Cyberport Niagara's landlord (also known as 1174757 Ontario Inc.) $694,444 U.S. (equivalent to $1,000,000 Canadian) of the Company's indebtedness. Contemporaneously, 1174757 Ontario Inc. entered into an agreement to convert the entire debt into 350,000 restricted shares of the Company's Common Stock. The Company also agreed to pay the landlord $36,111 U.S. ($52,000 Canadian) in rent arrears and $33,333 U.S. ($48,000 Canadian) in additional security deposit. In connection with such agreement, the Company granted the Landlord options to purchase 100,000 additional shares of the Company's Common Stock at an exercise price of $1.75 per share between April 1, 1998 and September 30, 1998. Tellurian also granted the landlord security interests in certain simulators located at the Company's Cyberport facility. The aforesaid agreements concluded various creditor lawsuits that were initiated against the Company and its subsidiary demanding payment of the aforementioned debt.

                  (c) The Company has entered into an agreement with the holders of the Cyberport Niagara Preferred Stock effective June 30, 1998, which resulted in conversion of that preferred stock into 325,278 shares of Tellurian Common Stock and $100,000 (US dollars) plus $21,500 legal fees payable on or before September 15, 1998. The completion of this transaction resulted in the elimination of the minority interest of $640,027 previously shown on the Company balance sheet.

                  (d) The Company has entered into an agreement with Mr. Charles Powers effective June 30, 1998. Pursuant to such agreement, Mr. Powers converted his demand note which, together with accrued interest, represented $713,754 into 345,000 shares of Tellurian Common Stock and a promissory note in the amount of $100,000 (payable on or before December 31, 1998) in return for the aforesaid note and accrued interest. Of the $713,754, $696,966 was owed and outstanding at December 31, 1997.

                  (e) The Company has entered into an agreement with Ronald Swallow and Richard Swallow, former officers and directors of the Company. Pursuant to such agreement, the Swallows agreed to convert a note, which they recently purchased from Celia Klimas, representing $163,750 of debt inclusive of interest, into 100,000 shares of Tellurian's Common Stock effective June 30, 1998. Of the $163,750, $154,750 was owed and outstanding at December 31, 1997.

         During 1997 and 1998, the Company experienced delays in completing the virtual reality helmet and has suffered from its inability to attract a major investor to the Cyberport project as planned. These two events, coupled with limited revenues from sales of the Company's existing products and less than expected receipts from Cyberport, have caused a continued drain of the Company's limited capital . As a result, Management has been forced to devote significant efforts to raising capital in support of the plan of operations. While many potential investors have been approached about Cyberport, the lack of a demonstrable financial track record has made it difficult to complete the sale of any of the Company's Cyberport interest.

         Management believes that the introductory marketing costs of the virtual reality helmet and the working capital required to be able to meet expected delivery needs will require the Company to utilize at least $250,000 of capital beyond that which could be allocated to the helmet from the recently completed warrant conversion offer. If the Company is not successful in obtaining those funds, the introduction of the helmet will be negatively impacted and the Company's operating results will be adversely impacted.

         The Company recently obtained a $250,000 short-term loan. This loan was made to the Company to assist it in operating while the planned public offering of preferred stock and warrants is being developed. This loan bears interest at the rate of 12% per annum. Negotiations are under way to attempt to increase the availability of funds from this agreement by up to an additional $200,000 in order to provide the capital necessary to allow the Company to operate while it proceeds with the Offering. No assurances can be given that the Company will be successful in obtaining this additional funding on terms and conditions acceptable to the Company. See "Certain Transactions."

         At June 30, 1998, Tellurian had a working capital deficit of $262,576. The Company is currently meeting its cash requirements from limited cash generated from operations and the above referenced short-term loan. In light of the Company's working capital deficit and continued negative operating cash flows, the Company is dependent upon immediate and substantial additional revenues from operations, the sale of up to a majority interest in its Cyberport facility and private or public financing (including the proceeds of the Offering) to meet its obligations as a going concern.

         With respect to a possible sale of up to majority interest in Cyberport, the Company has held negotiations with various firms interested in acquiring the Company's Cyberport interest as well as the right to open other Cyberport licensed facilities. While one of these discussions appears hopeful, no assurances can be given that any of these negotiations will result in a change in the Company's ownership interest in Cyberport in the foreseeable future.

         The  independent  auditors of the Company have included an  explanatory note in its Report of Independent Certified Public Accountants dated March 10, 1998 (except for notes 18 and 19 which is March 31, 1998) that the consolidated financial statements of the Company for Tellurian's fiscal year ended December 31, 1997 have been prepared assuming that the Company will continue as a going concern. Further, the explanatory note states that certain matters raise substantial doubt about the Company's ability to continue as a going concern. In order to continue as a going concern, the Company is dependent upon the Company raising additional financing from the proceeds of the

Offering, receiving substantial revenues from operations and/or selling a majority interest in its Cyberport facility. No assurances can be given that the Company will be successful in its efforts to obtain the necessary cash to remain a going concern. In the event that cash generated from the Company's plan of operation as specified above are insufficient to meet its existing obligations and on-going expenses (including those of Cyberport Niagara), the Company may need to seek reorganization protection under applicable bankruptcy laws. Management believes that the proceeds of the Offering are sufficient for the Company to operate as a going concern on both a short-term and long-term basis.

         PLAN OF OPERATIONS

         The Company's plan of operation is as follows:

(1) Complete the Offering of Series 1 Preferred Stock which is essential to the Company's future since it will provide the liquidity and capital resources for the Company's operations for at least twelve months including, without limitation, the cash needed to complete the introduction of the Company's products to the marketplace.

(2) Redirect the Company's research efforts from the development of the multi-player, customized game with linked VR image generators to concentrating these research efforts on the development of new generic games with widespread appeal to the mass entertainment market.

(3) Concentrate on the marketing and distribution of the Company's single player units supported by the ability to enter into financing and/or revenue sharing arrangements.

(4) Support the Company's existing Tellurian customers through its consulting contract with Ronald Swallow. The Company has entered into an agreement with Mr. Swallow which provides for him at a fixed cost to Tellurian to service existing Tellurian customers while providing technical assistance to any new custom projects the Company may choose to pursue. Pursuant to this agreement, the Company granted Mr. Swallow a fifteen year non-exclusive license to market the Company's virtual reality products.

(5) Several of the merger candidates evaluated by the Company during the past few months were rejected but that the synergy of several of the candidates was very promising. Upon completion of the Offering, Management intends to reopen talks where appropriate if the acquisition of such a candidate could reduce the elapsed time required to gain a large market share in the arcade/entertainment marketplace. Management also expects to evaluate acquisition candidates that have the potential to bring immediate and substantial revenue to the Company if the product/services provided by those candidates were supported by Tellurian.

(6) An evaluation is to be made at the end of the tourist season (on or about October 15, 1998) with regard to the need and desirability of continuing to support the Cyberport facility in Niagara Falls. The Company will seek an equity partner to purchase up to a majority interest in Cyberport.

(7) Relocate the Company's existing office facility to a smaller less costly facility as part of an ongoing cost reduction effort.

                               MARKET INFORMATION

          The Company's Common Stock and Common Stock Purchase Warrants are each quoted as a Small Cap issue on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") under the symbols "TLRN" and "TLRNW." As of August 6, 1998 at 4:00 P.M. Eastern Standard Time, the last sale price of the Common Stock and Common Stock Purchase Warrants in the over-the-counter market were $2 and $.625, respectively.

         The following table reflects the high and low sales prices for the Company's Common Stock and Common Stock Purchase Warrants on the NASDAQ Small Cap Market for the periods indicated as reported by the National Association of Securities Dealers, Inc. ("NASD") from its NASDAQ system:




                                                                                    Common Stock
                                        Common Stock                              Purchase Warrants
                                        ------------                              -----------------

                                    High              Low                       High              Low
1996                               ------            -----                      ----             ----

November 5
(first day of trading)
through
December 31, 1996                   7 1/2            5 3/4                      4 1/4            2 1/2

1997
First Quarter                       6 7/8            4 3/4                      3 3/4            1 3/8

Second Quarter                      6 3/8            3 1/2                      1 7/8              3/4

Third Quarter                       5 1/4            2 3/4                      1 1/4             7/16

Fourth Quarter                      5 7/8            2 1/4                      2                  1/2


1998
First Quarter                       3 5/8            1 3/8                      1/16               3/8
Second Quarter                      3 1/4            1 1/2                      1                 7/16



           The  over-the-counter   market  quotations  reported  above  reflects
inter-dealer prices, without retail markup, markdown or commission.

           Management has been advised by its transfer agent (Continental Stock Transfer & Trust Company) that the number of record holders of the Company's Common Stock, as of April 7, 1998, was approximately 31. However, the Company has been advised by the Representative that it has in excess of 550 persons who beneficially own the Company's Common Stock as of the above referenced date. No cash dividends have been paid by the Company on its Common Stock and no such payment is anticipated in the foreseeable future.

                                 CAPITALIZATION

           The following table sets forth the capitalization of the Company as of June 30, 1998 and as adjusted to give effect to the proceeds of the Offering and application of the net proceeds thereof. This table should be read in conjunction with the Company's financial statements and the related notes thereto included elsewhere in this Prospectus.


                                                                 Actual                       Proforma
                                                              ----------                     -----------

         Current liabilities                                  $1,132,086                     $   161,498
         Long-term debt liabilities                              116,912                         116,912
                                                              ----------                     -----------
         Total Liabilities                                     1,248,998                         278,410
                                                              ==========                     ===========

         Stockholders' equity (1): Preferred stock $.01 ,
         par value;  authorized 5,000,000 shares,
         zero shares issued, 1,200,000 shares of Series 1
         pro forma (2)                                              -0-                           12,000

         Common stock-$.01 par value:
          authorized 25,000,000 shares (2),
         issued 4,730,041 shares                                  47,300                          47,300
         Additional paid-in capital                            9,307,795                      14,195,795
                                                              ----------                     -----------
         Accumulated deficit                                  (7,131,391)                     (7,131,391)
         Other comprehensive income                               78,773                          78,773
                                                              ----------                     -----------
         Stockholders' equity                                  2,302,477                       7,202,477
                                                              ==========                     ===========

         -----------

     (1) Does not include the following: (i) up to 5,127,500 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants; (ii) up to 185,000 shares of Common Stock issuable upon exercise of the Warrants to purchase Common Stock at an exercise price of $8.25 per share sold to the Underwriters of the Company's initial public offering in November 1996; (iii) up to 185,000 Common Stock Purchase Warrants issuable upon exercise of certain warrants at an exercise price of $.4125 per Warrant (and the underlying 185,000 shares of Common Stock issuable upon exercise thereof at $9.90 per share) which warrants were sold to the Underwriters of the Company's initial public offering in November 1996; (iv) up to 1,500,000 shares of Common Stock issuable under Tellurian's Stock Option Plan; and (v) options to purchase 100,000 shares granted to the landlord of Cyberport.

     (2) The Company's Board of Directors has approved the authorization of 5,000,000 shares of Preferred Stock that may be issued in series by the Board of Directors. This authorization is subject to stockholder approval at the Company's up-coming meeting of stockholders scheduled on August 31, 1998.


                                    BUSINESS

General


         The Company is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also makes available consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.


         Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. From 1992 through 1995, the Company's principal product was its AT-200 image generator which it sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. In June 1994, the Company began adapting its AT-200 Image Generator and selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

         In 1994, the Company began designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Eagle is available in multiple resolution formats and is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, Tourist Entertainment Centers ("TEC") and Location Based Entertainment Centers ("LBE"). The TEC differs from the LBE in that the market of the TEC is intended to be the family vacationer rather than the local, repeat customer.


         Utilizing the "EAGLE" technology, Tellurian has developed a helmet product to complement the Eagle for the entertainment market. This new product is intended to be marketed and sold on two levels. The first level of marketing will be for Tellurian to build its own complete game units either for sale or use in establishing one or more joint ventures, or revenue share agreements with owners and operators of TEC's or LBE's. The second level will be components for other virtual reality game manufacturers. The helmet has been ready for introduction to the market since early 1998, but the Company needs at least $250,000 of financing to produce and market the Tellurian Helmet. The Company has attempted to offer the helmet based experience for delivery within 4 months from the date of order, but that offer was subject to receipt of sufficient deposit funds from the customer. Thus far, the market place has been unwilling to accept these terms.

         The Company has worked to create a line of virtual reality games that can be sold to a broader market than its original line of virtual reality experiences allowed. These games are based in part on the powerful capabilities of the EAGLE and in part through the use of low cost, over-the-counter technology. Management believes that these products are now ready to be successfully marketed to the arcade industry. Financing for the manufacturing of the game units and for financing support to the customers of these products will come from the proceeds of the Offering. Management believes that this step is the key to creating a significant on-going revenue stream from this marketplace.

         In March 1997, Tellurian formed Cyberport Niagara Inc., an Ontario, Canada company, as a subsidiary for the purpose of establishing a TEC in Niagara Falls, Ontario. This 40,000 square foot facility known as "Cyberport", which opened in June 1997 in the casino district (also known as Clifton Hill), features the latest in Tellurian technology as well as other family oriented entertainment exhibits. The Company was dependent upon Cyberport as a show place for its new technology and as a source of revenue. While the use as a show place has proven successful, there is a concern regarding the revenue generating capability of Cyberport. Should the revenues generated during the third quarter of 1998 prove insufficient to provide Cyberport with the funding necessary to carry it through to the 1999 Spring/Summer tourism season, the Company may choose to sell up to a majority interest in Cyberport or close it in order to preserve working capital for other corporate purposes. Cyberport Niagara Inc.'s Common Stock is currently owned 100% by the Company. The Company has no other active subsidiaries.

         In March 1998, the Company engaged the services of Carousel Consulting, specialists in identifying merger and/or acquisition candidates, to assist it in seeking out companies with complimentary products and services in the entertainment and financing industries to merge with or be acquired by Tellurian. The Company has investigated numerous complimentary business opportunities which can be acquired with the use of limited amounts of cash and securities. Said transactions would, in the opinion of Management, significantly improve the Company's marketing position and would not likely require diversion of significant amounts of cash except on a "profit sharing" (earn-out) basis. As of the date of this Prospectus, the Company has no agreement, understanding or arrangement to complete any such transaction and no assurances can be given that any transaction will be successfully completed in the future.

         As of June 30, 1998, the Company's total assets and stockholders' equity were $3,551,475 and $2,302,477, respectively. The Company's net losses for the six months ended June 30, 1998 and 1997 and year ended December 31, 1997 were $1,363,604, $1,060,049, $2,708,993 respectively. See "Risk Factors,"
Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Financial Statements."

Recent Developments

         For a discussion of certain recent developments, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Virtual Reality

         Virtual Reality is an artificial environment of sight, sound and motion created with the use of computers. The earliest example of a rudimentary virtual reality device is the Link Trainer, which was used to train pilots for instrument flying. With the availability of modern computers, simulators have undergone rapid development, particularly in the presentation of visual scenes and sound effects. Present day simulators provide not only motion, but also sight and sound effects, which are altered as the controls are manipulated. Simulators are used in training ship pilots and air traffic controllers.

         The hallmark of virtual reality entertainment is its ability to immerse the user in a fantasy experience. The four dimensions to present day VR are sight, sound, motion, and interactivity with other players. Tellurian's P-51 simulator at Cyberport is a prime example of virtual reality entertainment. The unit consists of a fiberglass cockpit similar to that of a P-51 fighter aircraft, and it is outfitted with a control stick and a throttle. Once seated, the player views what appears to be the outside world via five 27" video monitors. Game play begins with the player escorting bombers that are under attack from enemy fighters. Using only the visual display, the player is able to see a view of the world which the computer is constantly creating and changing in response to the manipulation of the controls by the player. This continual interaction between player and computer maintains the virtual reality of the P-51's pitch and direction and allows the player to choose his own adventure. If the player heads off in the direction of the enemy's aircraft, for example, the computer will create and control a visual image of an attacking aircraft for the player to destroy-or be destroyed by! If the player moves in a direction away from enemy aircraft, the player is free to practice his flying skills without being confronted by an enemy aircraft.


         The Company has the ability to produce these entertainment units either as free standing, single player units designed for arcade use or in multiple player units linked in the same virtual world. While the majority of the Company's research and development efforts have been expended in an effort to complete the multi-player game and the audio-visual delivery system (the helmet), the by-product of this effort is the single player unit.


Cyberport Niagara, Inc.

         Cyberport opened a "pay-one-price" tourist entertainment center (TEC) at the end of June 1997. Cyberport Niagara is designed for the vacationing family. The various activity rooms contained within the facility have been carefully chosen to ensure that the amount of time that a person of any tourist age group spends is approximately the same as that of all other tourist age groups. By having a balanced blend of attractions, Management believes that it can attract large numbers of vacationers to the facility. The facility is not likely to achieve a status capable of causing people to plan vacations around

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
it (such as DisneyWorld). The exposure to large numbers of walking tourists is essential to marketing plans. These groups alone will not support a venture like Cyberport. However, in addition to the walking tourist family, bus tour groups are capable of providing large volumes of customers although at somewhat less of a net price per person. Both the walking tourist and the bus tour groups are in Niagara Falls in large numbers from late spring through late September. Cyberport has been actively marketing to the tour operators and has attended numerous industry meetings and conventions to further these activities. In addition, Cyberport has recruited the assistance of several individuals from Niagara Falls who have had many years of experience in working with the bus tour companies.


         Another factor critical to Management's plans for Cyberport is inclusion of educational aspects to the recreational activity to attract school tours to the facility in the slower fall to spring periods. This was done by (a) contracting with third parties who have ready-made exhibits available for rent or lease on a fixed price or revenue sharing basis and (b) purchasing exhibits such as space shuttle cockpit, Sputnik and a lunar rover when the space exhibit closed at the Canadian National Expo. These exhibits are interactive, and provide an interesting contrast of the old to the new when placed immediately before the pyramid opening to the replicas of artifacts found in the Tomb of Pharaoh Tutankhamen.


         Cyberport was unable to do any significant marketing or advertising prior to its opening in summer of 1997. As a consequence, very little revenue was generated from the abbreviated time it was open. However, by opening the facility Cyberport was able to develop marketing contacts and has assisted it in booking student outings for the spring 1998 season. Also, combined marketing programs with important other local attractions, most notably the Butterfly Museum, have begun to create bookings for future visits to Cyberport.

         From mid-December thru mid-April Cyberport is closed. Cyberport employees who are not laid-off use that time to continue contacting the major hotels and tour operators in Niagara Falls (both Canadian and U.S. sides) These hotel and tour operators are key to gaining a share of the organized tour market. Cyberport personnel have also obtained press and television exposure including a morning feature on a Buffalo television station.

         Management believes that it will take time and further financing for the marketing efforts of Cyberport to translate into a volume of traffic necessary to support Cyberport. Cyberport's business is seasonal with the summer months being the high season. Publicly available statistics from attractions such as the Butterfly Museum demonstrate that tourists come to Niagara Falls in sufficient number to possibly make Cyberport a profitable venture. However, there can be no assurances that the Company will be successful in gaining the necessary market share in order to make Cyberport successful with the limited cash resources presently at its command.


         Management believes that the revenues generated by Cyberport during the third quarter must improve dramatically from the same quarter in 1997 in order to justify any further investment in Cyberport. As of the date of this Prospectus, revenues at Cyberport have been below levels considered acceptable to Management. At the conclusion of the tourist season (generally considered to be the middle of October), Management will evaluate the advisability of continuing its investment in Cyberport.


         The Company believes that its ability to operate this facility successfully depends on elements both within and outside of its control, including the success of its own products incorporated into this venture. In addition, the Company faces competition from existing and new entrants into the tourism market in the Niagara Falls region. Most of the competitors have more experience than the Company in opening and managing tourist facilities and most have more financial resources than the Company. There can be no assurances that this project will perform successfully.

Products

         Tellurian has been designing, building and selling low cost, high speed image generators since 1988. The first generator, known as the AT-100 was used exclusively for flight training applications. Since 1992, the Company has been selling the AT-200 image generator which is a second generation unit and is largely used in simulators for training aircraft pilots and ship captains. The AT-200 is currently installed on Flight Trainer Devices ("FTD") simulators, ships handling training devices, and air traffic control simulators. The AT-200 provides realtime image generation with high resolution, multi-channel operation and full color using proprietary hardware and software. As of June 30, 1998, the Company had built and sold over 250 AT-200 systems.

         The Company currently offers for sale its image generation unit and ancillary software (including performing repairs and maintenance and providing related consulting services) to two types of customers: those engaged in the production of training devices, and those who specialize in entertainment devices. The first category of customers includes such companies as Hughes/Link Corporation, Ship Analytics Corp., and Grumman Aerospace Corporation (currently known as Northrop/Grumman Aerospace Corporation). During the years ended December 31, 1997 and 1996, revenues from this category amounted to approximately 27% and 16%, respectively, of the Company's total revenues for each applicable period. The latter group includes MaxFlight Corp., Ride & Show Engineering, and the Fightertown Entertainment Centers. During the years ended December 31, 1997 and 1996, revenues from this group amounted to approximately 15% and 0%, respectively, of the Company's total revenues for each applicable period. There were no sales of AT-200 units during 1997.


         Tellurian's most recently developed image generation product is the "EAGLE," a system specifically designed for the VR entertainment market. The EAGLE, which is available in multiple resolution formats, is faster and less expensive to produce than the AT-200. Each unit is composed of proprietary hardware and software which combined with motion and sound to simulate a full-immersion experience. The EAGLE is intended for use at amusement/theme parks, video arcades and other entertainment centers. The Company has worked diligently to create a line of virtual reality games that can be sold to a broader market than its original line of virtual reality experiences allowed. These games are based in part on the powerful capabilities of the EAGLE and in part through the use of low cost, over-the-counter technology. Management believes that these products are now ready to be successfully marketed to the arcade industry. Financing for the manufacturing of the game units and for financing support to the customers of these products will come from the proceeds of the Offering. Management believes that this step is the key to creating a significant on-going revenue stream from this marketplace.


         The Company's marketing efforts prior to completion of the 1996 public offering had been concentrated on selling image generating systems to manufacturers of trainers and simulators. The sales and marketing efforts were conducted by officers of the Company. During 1996, two principal customers, namely, Voyager and Ship Analytics Corp. accounted for 76% and 16%, respectively, of the Company's revenues. These same two companies represented 38% and 27%, respectively, of the Company's 1997 revenues.


Financing

         Management believes that the marketing of the Company's products can be dramatically enhanced by offering revenue sharing and leasing options to its potential customers. Due to the uncertain amounts of revenue generated by this equipment and the frequent seasonality of such revenue, obtaining financing from third party sources is frequently difficult or impossible for potential customers of Tellurian equipment. Selective use of the allocated $1,933,000 of the proceeds of the Offering will allow Tellurian to place its equipment in desirable market locations without demanding the full retail value of the equipment in cash at the time of the sale. In addition, Tellurian may choose to finance other needs of prospective customers if the confirmation of rate of return and market benefit is adequate to compensate the Company for its risk.

          The Company may also consider acquiring an existing finance company in order to obtain access to funding sources and existing documentation packages to assist in the rapid availability of this important marketing and revenue-generating service. No assurance can be given that such an acquisition can be found under terms and conditions acceptable to the Company.


         Helmets.

         Tellurian has utilized the unique technologies of the "EAGLE" in developing its own line of proprietary products since this allows it to emphasize all of the advantages of the Eagle without adding unnecessary cost.

         Upon completion of the 1996 Public Offering, the Company began a development project to finalize the design and building of a helmet mounted visual system to take maximum advantage of the EAGLE image generator. Tellurian's virtual reality helmet is critical to the broad market acceptance of its products since it removes one of the major sources of market resistance to the Company's virtual reality units--the amount of physical space required by the viewing screens. The arcade market represents by far the largest grouping of potential buyers for the units and these potential buyers are heavily influenced by the return per square foot of floor space occupied. The helmet reduces the square footage needed by approximately 50% of the space previously used by Tellurian visual delivery systems while improving the quality of the sound through the almost complete elimination of background noise coming from other activities in the facility and significantly reducing the Company's cost per virtual reality unit. The Tellurian helmet has been specifically engineered to be driven by the proprietary Tellurian EAGLE image generator. Management believes that the quality of the experience gained through use of the helmet coupled with the head motion tracker will be significantly superior to the experience currently offered in the marketplace either by Tellurian or by any of its competitors. This device is expected to replace the cumbersome 27" and 35" monitors now being used on Tellurian's game units. When combined with the EAGLE, the helmet's special optics and ear phones will give the player stereo viewing in full color with surround sound. The first working prototype of the Company's custom designed helmet was completed in the Fall of 1997. Based on the initial performance and evaluations, Management decided to concentrate its resources on incorporating the helmet into a game structure and showed that prototype unit at the important industry trade show (IAAPA) in November 1997.


         The helmet mounted visual system was displayed and offered for sale at the IAAPA trade show in November 1997. While the reaction to the visual system was extremely positive, it was clear that game software had to be completed before customers would commit to the purchase of these units. The Company has recently begun offering the unit with its air battle theme for delivery within four months from the date of order, but its ability to deliver is subject to the receipt of sufficient customer deposits which the market place has been unwilling to do as of the date of this Prospectus. If a customer wishes to purchase the hardware with a different VR experience, the time required to program the data base would have to be added to that delivery cycle.

         Since several variations of the air battle experience are nearing software completion, the Company expects, subject to the availability of the completion of the Offering to be in full production and of single player and helmet based units by the end of 1998 and to provide customers with financing as described herein to purchase such products.


Consulting Services.


         When a customer purchases the Company's image generator, the Company provides the customer with a standard variety of databases and software. However, from time to time a customer's application may demand a unique database and software for specific application requirements. Upon a customer's request, the Company will build a customized database and software under a separate consulting agreement. Revenues from consulting services in 1998 and 1997 were minimal.

Backlog

         At December 31, 1997, the Company had no backlog. At December 31, 1996 the Company had a backlog of 32 Eagle units with a sales value of $160,896. The backlog was entirely under the Fightertown order which dates back before January 1, 1996 and under which Fightertown did not accept deliveries in 1995 or 1996. As of December 31, 1997 all of these units have been delivered. See "Agreement with Fightertown."

Product Marketing Strategies

         Tellurian's core product line is the computer image generator. These units are special purpose computers designed and built by the Company to render images in a variety of display devices, such as helmets, projection screens and TV monitors. The market for these products is in both the training/ simulation sector and the entertainment sector. The Company is seeking to market its products to distributors and large users of arcade type games. Location based entertainment operations which currently utilize the Company's devices are Six Flags (Great Adventure - Jackson, NJ, Magic Mountain - Los Angeles, CA) and Fightertown - Lake Forest, CA. Entering the entertainment market is a natural progression of the technology and products which the Company has been developing.

         The Company has been concentrating its efforts on the completion of the product and game which is now at the heart of Cyberport. This game, which includes the hardware, the theme package, and the control network, along with the development of the helmet represent the best possible large volume, high profit market for the Company's products. Management believes that by concentrating its efforts on the displaying of Tellurian's products at Cyberport, it would be able to develop sales leads for its products to the entertainment market. While this approach has caused the short-term sale of small quantities of image generators to suffer, the Company has received, and is currently trying to close, numerous sales leads as a result of the Cyberport exposure.

         Due to the specialized nature of sales, significant training is required before newly hired salespersons are likely to be effective. While the Company hopes to add sales personnel in the future, it intends for the moment to continue its primary sales efforts through the officers based in its New Jersey facility. Traditional trade magazine advertising will be done on a regional scale, while trade show participation will be done on a national level.

         One of the goals of the Company is to produce complete game units for use in TCE's, LBE's, video arcades, and theme parks. The second market for the Company's products consists of companies which develop virtual reality games. Still another venue for sale of the Company's products is into the creation of mobile entertainment facilities which would allow their operators to move the games to the site of fairs, sporting events or association meetings. Each of these venues will be pursued as resources permit.

Licensing of Tellurian Technology

         Pursuant to an agreement expiring January 1, 2001 between Tellurian and Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") Tellurian granted Voyager an irrevocable, exclusive, assignable fully paid license which allows Voyager (the "License") to (1) be the exclusive supplier of the EAGLE image generator (the "Product") within a restricted group of countries (the "Licensed Territory") and (2) to sell the Products worldwide. The Licensed
Territory consists of Afghanistan, Australia, Bahrain, Bangladesh, Bhutan, Burma, China (including Taiwan, Hong Kong and Mainland China), Cyprus, India, Indonesia, Iran, Iraq, Japan, Jordan, Kampuchea (Cambodia), Korea (North), Korea (South), Kuwait, Laos, Lebanon, Malaysia, Maldives, Marshall, Mongolia, Nepal, New Zealand, Oman, Pakistan, Philippines, Qatar, Saudi Arabia, Singapore, Sri Lanka (Ceylon), Syria, Thailand, Turkey, United Arab Emirates, Vietnam, Yemen (Aden and Sana). The License includes all the know-how, patent rights and copyright matter, if any (hereinafter the know how, copyrights and patent rights are collectively referred to as the "Intellectual Property"), and the right to grant sub-licenses to third parties without the consent of Tellurian. Tellurian retains the right to grant licenses of the Intellectual Property to third parties outside of the Licensed Territory and to sell the Products and/or any derivative products (i.e. computer image generators that are manufactured based on and by utilizing partly the Intellectual Property of Tellurian, hereinafter referred to as the "Derivative Products") outside the Licensed Territory. As part of the License Agreement, Tellurian was responsible to provide a classroom training and production training program of a total of twelve weeks for up to twelve engineers at Tellurian's facilities in New Jersey to provide each Voyager engineer with a sound working knowledge of every aspect of the computer image generator known as EAGLE and to build ten working units during the program.


           In consideration of the License and technology transfer, Voyager agreed to pay Tellurian $1,500,000, of which Tellurian agreed that Voyager would pay $650,000 to two parties unrelated to Tellurian for their services in connection with such contract resulting in a net amount of $850,000 to Tellurian, which amount has been paid. Of the $650,00, $500,000 was payable to Voyager Simulation, an affiliate of Voyager Graphics, Inc., for arranging the transfer agreement and $150,000 was payable to TTY Graphics, Inc. for its development assistance with the EAGLE. The Company has had discussions in the recent past with Voyager regarding a further technology transfer license with certain aspects of the helmet product. No assurances can be given that such discussions will result in an agreement satisfactory to the Company, if at all.


Manufacturing of Eagle Units

           The Company designs and manufactures its products according to its proprietary designs and engineering. The Company uses vendors to produce the circuit boards used in its products. The Company also purchases integrated circuits (IC) from a variety of sources and is not dependent upon any one supplier with the exception of its central processing unit (CPU) for the EAGLE. The Company purchases its CPU and does not anticipate any supply problems in either the short or long term. Once all the components are assembled at the Company, the products are forwarded to another vendor for soldering. After soldering, the completed boards are returned to the Company for final integration into units ready for shipment.

Agreement with Fightertown

           In November 1997, the Company entered into a settlement agreement with Fightertown Entertainment, Inc. ("Fightertown"). Tellurian had an order and cash deposit of 100,000 from Fightertown in 1994. Due to the Company's financial difficulties prior to the Initial Public Offering completed in November 1996, Tellurian was unable to complete the EAGLE and deliver units to Fightertown until late in the second quarter of 1997. This extensive delay caused significant strain between the two companies which resulted in Fightertown initiating a law suit in the United States District Court, Central District of California, against Tellurian alleging various breaches of good faith and demanding, among other things, return of their deposit plus interest on those funds.


           During the third quarter of 1997 and extending into November 1997, the Company worked to complete installation of the first group of EAGLES that were shipped to Fightertown and restore the confidence and working relationship that had previously existed between the two companies. In November 1997, the Company signed a mutual release and settlement agreement (the "Agreement") with Fightertown Entertainment, Inc. ("Fightertown") to release all claims the parties had against each other except for obligations created by the Agreement. The terms of the Agreement included the following: (1) The Company was required to and did deliver to Fightertown twenty-five (25) EAGLE units between November 13, 1997 and January 31, 1998 and relinquish all ownership interest in eight AT-200 units currently in Fightertown's possession. The Company accepted all payments (i.e. the remaining deposit of $80,448) made to date in full payment of the 25 EAGLES. (2) Fightertown has the right to purchase up to thirty (30)
additional EAGLE units at any time on or before June 30, 1999 at a price of $6,000 per unit and delivery terms as specified in the Agreement. (3) The Company agreed to (and has paid) Fightertown $20,000 for future consulting services of Fightertown regarding the performance of Tellurian's EAGLES. (4) The Company agreed to pay Fightertown $67,500 in three installments of $22,500 on August 15, 1998, August 15, 1999 and August 15, 2000. The Company intends to pay Fightertown the August 15, 1998 payment on or about August 30, 1998 or upon the completion of the Offering, if agreed to by Fightertown. The Company has allocated $45,000 of the proceeds of the Offering to make two payments to Fightertown. See "Use of Proceeds." The payments are for the prominent use and display of the Fightertown name at the Cyberport facility, Fightertown's expertise in the theming and running of air battle games and the Company's acknowledgment that the Tellurian flight experience at Niagara Falls was modeled after Fightertown's flight simulation experience. (5) The Company agreed not to build a jet fighter based experience in which the image generators are housed in the fuselage resembling any type of airplane or in any way intended to be used in an experience similar to that which Fightertown employs. The Company may offer jet fighters in free standing game units designed for arcades. (This does not effect Tellurian's present product offerings which are based on propeller driven aircraft.) (6) The Company agreed to offer its new virtual reality helmet and new generation

EAGLE which would employ textured images to Fightertown for its own use at a price such that no other customer is paying a lower price (except for a limited number of promotional units sold or placed to potentially new users of these products); and (7) The Company executed a stipulated judgment in the amount of $500,000 in favor of Fightertown to be entered against the Company should the Company fail to comply with any term of this Agreement. In the event of a breach of the Agreement, Fightertown must notify the Company of the breach and give the Company 15 days to cure the default before filing the stipulated judgment.

Research and Development


           The Company is engaged and intends to continue to engage in ongoing research and product development efforts to expand and enhance the technical capabilities, design features and range of uses of its products. The Company currently employs two engineers/technicians who are involved in research and product development. In addition, the Company has entered into a licensing agreement with Ronald Swallow, a former officer and board chairman of the Company, which allows Mr. Swallow to continue development efforts on linked virtual reality units and helmet audio visual options on a technology sharing basis. By virtue of this agreement, Tellurian is able to significantly reduce its current cost of research and development and focus its efforts on existing products. Products developed by Mr. Swallow and his associates would be by Tellurian, licensed to Mr. Swallow and available to Tellurian to market (if it so chooses) in the future. Due to the increasing competition and rapid technological change in the VR marketplace, the Company believes that it must continue to improve and refine its products. Research and development costs for the six months ended June 30, 1998 and for fiscal 1997 and fiscal 1996 were $380,811, $862,031 and $688,103, respectively. See "Note 1 to the Notes to Consolidated Financial Statements."


Competition


           The market for the Company's revenue producing activities is highly competitive and rapidly changing, and the Company expects competition to continue to be intense in the foreseeable future. There are two major categories of competitors for the Company's products. The first are the "high end" (costly) real time image generators from companies such as Silicon Graphics, Inc., Evans & Sutherland, Inc. and Lockheed Martin Corp. These real-time image generators are generally used for military training and simulation applications; as engineering and graphics work stations; and as animation design tools. These costly systems provide photo realistic images by creating objects from polygons and laminating each surface with a texture pattern whereas the Company's products produce non-textured polygon images. Although these competitive systems provide very desirable images, the Company's products are substantially less expensive than those of such competitors. The second type of competitors are the manufacturers of "low end" (less costly) video arcade devices. These electronic devices have very little computers which restrict the quality and complexity of the images they produce. To the viewer of these visual systems, the image produced by the Company appears to be less complex than the photographic realism of the high priced competitive units. However, the Company's image generator is significantly more complex and realistic than the cartoon-like images of low cost competitors. Management believes that both categories of competitors will continue to improve their products in either price or performance as developments permit. The Company believes that its products provide a balanced approach the proper mix of image quality with price. Most of the Company's current and prospective competitors have (or will likely have) significantly greater financial, technical, manufacturing and marketing resources and experience, and a larger installed base, than the Company.


           The Company believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product development by the Company and its competitors, product performance and price, distribution and customer support. Although the Company believes that it offers products with price and performance characteristics competitive with other manufacturers' products, there is no assurance that products can be developed, produced or marketed successfully by it in the future. In order to be successful in the future, the Company must respond promptly and effectively to the challenges of technological change and its competitors' innovations. Performance in these areas will, in turn, depend on the Company's ability to attract and retain highly qualified technical personnel in a competitive market for experienced and talented computer hardware developers and managers. There is no assurance that the Company will be able to compete successfully in its chosen markets.

           The Company established Cyberport in order to assist in showcasing its products. The Company anticipates significant competition in this market. While the Company knows of no single dominant company in this marketplace, it is aware that many companies are currently planning, developing and/or operating similar businesses. Most of these companies have better financial resources than the Company and have more experience in developing these facilities. No assurances can be given that the Company will be able to compete successfully in this market or that the Company will be successful in establishing or entering into revenue sharing agreements or financing agreements for Cyberport or other similar facilities. Further, there can be no assurances that, if the Company is successful in obtaining such financing, the resulting businesses can be operated at a profit.

Lack of Patent Protection


           The Company does not currently hold any patents and the technology embodied in the Company's current product line cannot easily be patented due to the complicated mathematical structure supporting the image generator. The Company relies on confidentiality agreements with its key employees to the extent it deems such to be necessary.

Employees

           As of August 14, 1998, Tellurian has six full-time employees, including 2 executive employees and two engineers at its New Jersey facility and two administrative and sales personnel at Cyberport. The Company believes that its relations with its employees is good. None of the Company's employees are represented by a union.

Description of Property.

           The Company entered into a 10 year lease expiring January, 2007 for approximately 10,000 square feet of space at 300K Route 17 South, Mahwah, NJ 07430. Pursuant to the lease, the Company pays a monthly base rent of $6,250.

           In February 1997, Cyberport entered into a five year lease expiring January 2002 with two five year renewal options for approximately 40,000 square feet of space at 5781 Ellen Avenue in Niagara Falls, Ontario, Canada. Pursuant to this lease, Cyberport pays an average annual rental over the life of the lease of $247,298. The Company believes this space is adequate to house its Cyberport operations for the foreseeable future. The Company had an option to purchase the facility for $2,160,000, which option has expired. Under the terms of the recent restructuring of debt at Cyberport (see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments"), Cyberport was granted a three month moratorium for the months of March, April and May on its rent payments. This moratorium requires Cyberport to make double payments in July, August and September in order to restore itself to a current rental status.


Legal Proceedings

           In September 1997 both Tellurian and its subsidiary, Cyberport Niagara, Inc. were named in legal actions in Ontario by eight construction firms (namely, Newman Bros. Limited, Unistrut Canada Limited, Phoenix Wood Products, Star Tile Centre Limited, Ecco Electric Limited, DBN Drywall & Acoustics Limited, PRW Excavating Contractors Ltd. and Expoplex Incorporated) claiming that services performed by them in the Niagara Falls site that houses Cyberport have not been fully paid for. The amounts claimed was for an estimated $1,400,000.


           In March 1998, the Company reached an agreement with representatives of the plaintiffs of such action and Cyberport's landlord which resulted in a resolution of this matter. This agreement resulted in all of the debt being converted into 350,000 restricted shares of Tellurian Common Stock and 912,634 shares of Cyberport Niagara's Series "B" Special Shares (preferred stock). Cyberport Niagra had the right to redeem this preferred stock until October 10, 1998 at $1.10 Canadian ( approximately $.74 U.S.) per share. If Cyberport Niagara chose not to redeem this stock, the holders of the stock had the right to convert the preferred stock into restricted Tellurian common shares at the rate of 2.28 shares of preferred for each share of common. This conversion right was to expire on December 31, 1998. Pursuant to an agreement that in effect amended the March 1998 agreement, Tellurian purchased, effective June 30, 1998, the entire 912,634 shares in exchange for 325,278 shares of the Company's restricted Common Stock and $121,500 ($180,000 Canadian) (including legal fees of $21,500 ($30,000 Canadian)) due upon the completion of the Offering. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                   MANAGEMENT

Executive Officers and Directors

           The names of the executive officers and directors of the Company are as follows:

Name                         Age               Position



Stuart French (1)            53                President, Chief Executive
                                               Officer and Director

Michael Hurd (1)             51                Vice President of Administration
                                               and Finance and Chief Financial
                                               and Accounting Officer

James G. H. Lin              47                Director


Peter Colgan                 64                Director

-----------
(1) Upon the completion of the Offering, Mr. Hurd will become a director, President and Chief Executive Officer of the Company and Mr. French will become Vice-President of Sales, Treasurer and Secretary of the Company.


         All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

         Set forth below is a biographical description of each director and executive officer of the Company based upon information supplied by them:


         Stuart French has been President since October 1993, has served as a member of the Board of Directors since March 1995 and prior thereto was the Vice President of Operations and Marketing from August 1991 to October 1993 and Chief Financial Officer from January 1996 to March 1997. Since July 1998, Mr. French has assumed the responsibilities of Chief Executive Officer on a temporary basis. See "Changes of Directors and Management." Mr. French joined the Company after the sale of Flightmatic Corp. which he owned and operated from 1987 through 1991. Flightmatic was a flight simulation company manufacturing and selling low cost general aviation training equipment. Previously, he spent ten years at Grumman Aerospace as a Business Development Manager for US Air Force contracts. After receiving a BS degree in Marketing from New England College, Mr. French was a pilot in the US Navy.


         Michael Hurd joined the Company in February 1997 and was elected a director and Vice President of Administration and Finance and Chief Financial and Accounting in March 1997. See "Changes of Directors and Management." In March 1998, Mr. Hurd resigned from his capacity as a director of the Company. Mr. Hurd has a BBS degree in Accounting from New Hampshire College and has been a Certified Public Accountant in New Jersey since 1973. From 1985 to 1996, he served in various officer capacities for Bobst Group Inc., a Swiss machinery manufacturing and sales company with revenues in excess of $200 million. Previously, Mr. Hurd was a partner in a printing machinery manufacturing and sales company in New Jersey. Prior to that, he served in various positions with the consulting group of a then Big 8 public accounting firm.

         Peter Colgan joined the Board of Directors in March 1998. He has served as the Senior Vice President of Computer Horizons Corp., a software consulting and development company since 1977. He is a graduate of City College of New York with an accounting major and holds a Master of Business Administration from New York University.

         James G.H. Lin joined the Board of Directors in March 1998. Since 1992, he has been the President of Asian International Management, a company organized to assist North American Companies in conducting business transactions in mainland China. He owns several food service establishments in the Albany, New York area. Mr. Lin is a graduate of National Chuang Hsin University in Taiwain and holds an MBA from North Texas State University with a major in Accounting.


         In March 1998, the Company established an Audit Committee consisting of Messrs. Colgan and Lin. The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Company's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Company; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence on the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval.

         In connection with the Company's initial public offering completed in November 1996, the Representative was granted the right, for a period of five years expiring in November 2001 to designate one person to act as an advisor to the Board of Directors. Such person, if designated, would be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company would be required to reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Representative has not designated any person.


Changes in  Management

         The Company has reached a verbal agreement with Michael Hurd, Vice President, under which Mr. Hurd would agree to accept the position of President and Chief Executive Officer of the Company effective with the completion of the Offering. If this agreement is implemented, Stuart French, current President and Chief Executive Officer, would voluntarily resign from these positions. Mr. French would continue to serve on the Board and would assume the full-time position of Vice President of Sales simultaneous with the implementation of the agreement with Mr. Hurd.


Limitation of Directors' Liability; Indemnification

         Pursuant to Tellurian's By-Laws, Tellurian must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons (e.g., directors and officers) whom it may indemnify pursuant thereto and to advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the GCL so requires, the indemnitee must provide Tellurian with an undertaking to repay all amounts advanced if so determined by a final judicial decision. Tellurian's Certificate of Incorporation contains a provision eliminating, to the full extent permitted by Delaware law, the personal liability of Tellurian's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware law, a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (I) any breach of his duty of loyalty to Tellurian or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit. This provision of Tellurian's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action if successful, might otherwise have benefitted Tellurian and its stockholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION


The following table sets forth the amount of all compensation paid by Tellurian for services rendered during the years ended December 31, 1997, 1996 and 1995 to Tellurian's then Chief Executive Officer, Dr. Ronald Swallow and Stuart French, President and current Chief Executive Officer. No other executive officers earned $100,000 or more in salaries and bonuses during 1997.


                           SUMMARY COMPENSATION TABLE


                                                                                               Long Term Compensation

                                          Annual Compensation                              Awards                      Payouts


     (a)                   (b)              (c)          (d)         (e)           (f)              (g)          (h)          (i)
                                                                     Other                                                    All
    Name                                                             Annual      Restricted                                  Other
     and                                                             Compen-       Stock           Number        LTIP       Compen-
  Principal                                              Bonus       sation       Award(s)          of          Payouts     sation
  Position                 Year        Salary ($)          ($)        ($)           ($)           Options         ($)      ($)(2)(5)
-----------------------------------------------------------------------------------------------------------------------------------

Dr. Ronald                 1997         108,000           -0-         -0-            -0-             -0-          -0-         -0-
Swallow, Former
Chief Executive            1996         108,000           -0-         -0-            -0- (1)        73,000        -0-        19,436
Officer (3)
                           1995         108,000           -0-         -0-            -0-             -0-          -0-         4,200
-----------------------------------------------------------------------------------------------------------------------------------

Stuart French              1997          84,000           -0-        12,000          -0-             -0-          -0-          -0-
President and
Current Chief              1996          84,000           -0-        23,359          -0- (1)       150,000        -0-        14,200
Executive Officer
(4)                        1995          84,000           -0-        13,814          -0-             -0-          -0-         4,200





---------------

(1)  Does  not  include   shares  issued  in   connection   with  the  Company's
     reincorporation in Delaware. See "Certain Transactions."

(2) Includes the value of car leases paid by the Company at a rate of approximately $350 per month.

(3)  During 1997,  the Company  accrued  salaries  for Dr.  Swallow of $0. As of
     December 31, 1997, Dr. Swallow was owed accrued salary and expense reimbursement totaling $4,500. This amount was paid subsequent to year-end.

(4) Stuart French earns other annual compensation in the form of a sales commission which is reflected in column (e). During 1995, 1996 and 1997, the Company accrued salaries and commissions of $9,614, $23,359 and $12,000, respectively. As of December 31, 1997, Mr. French was owed accrued salary and expense reimbursement totaling $18,996.

(5) During 1996 the Company created a SEP program for employees who had been with the Company for at least three years prior to the end of 1996. The cost of this program in 1996 was $33,691, of which Ronald Swallow was credited with $15,236 and Stuart French was credited with $10,000. No contributions were made in 1997. Since inception, the Company has not granted stock appreciation rights.

Employment Agreements


        As of November 8, 1996, the Company entered into an employment agreement with Stuart French. The agreement provides for an annual salary of $84,000 and for a sales commission of 5% of the Company's sales. The agreement is for a term of four years and provides for increases based upon profitability of the Company's operations to be determined at the discretion of disinterested board members. The agreement provides that commencing in 1997 and each year thereafter, the Company will after the completion of its year end audit, establish a bonus pool for executive officers and will make annual cash contributions to such pool of an amount equal to 10% of pre-tax profits for the prior year. The agreement also provides for the board of directors to have the sole discretion to allocate bonuses among the Company's officers. No bonus pool was established in 1997 due to operating losses. Mr. French's agreement contains covenants not to compete during the term of his agreement and for a period of one year thereafter. The agreement also calls for continuation of half salary during the post-employment one year period covered by the covenant not to compete and indemnification against liabilities as an officer and director of the Company to the fullest extent permitted by applicable law. No assurance can be given that such non-compete clause will be enforceable under applicable State laws. For a discussion of stock options granted to Mr. French, see "Stock Option Plans".

         On March 2, 1998, the Company agreed to amend Mr. French's employment agreement. Such agreement provides that in consideration of Mr. French waiving any prior events of default of the Company under his employment agreement and agreeing to amend his contract to provide the Board with the authority to accrue salary under his contract at such times as the Company does not have sufficient capital to make timely payments to him, he shall be entitled to a monthly accrual of an additional $4,000 beginning on March 1, 1998 and continuing until the termination of his agreement. Such agreement provides that he shall be entitled to receive payment of the monthly $4,000 accrual at such time as the Company receives net proceeds from a public or private financing or other financing program, which places at the disposal of the Company cash resources of at least $3,000,000; the Company earns net income in excess of $250,000 in any calendar quarter; or December 31, 1999, whichever event first occurs.

        In November 1996, the Company entered into an employment agreement with Dr. Ronald Swallow, then Chairman of the Board and Chief Executive Officer of the Company. His agreement was identical to Mr. French's employment agreement except that Dr. Swallow's annual salary was $108,000. In July 1998, Dr. Swallow resigned from all positions with the Company and subsequently entered into a consulting and licensing contract with the Company. Such contract provides that for a term of five years Dr. Swallow will assist the Company in servicing its customers who have purchased virtual reality products and will invoice such customers for his services for his own personal benefit. Pursuant to the agreement, Dr. Swallow is granted a non-exclusive license for a period of fifteen years to sell Tellurian virtual reality products. However, any further developments that he may discover in the field of virtual reality shall belong to the Company and be licensed to Dr. Swallow.

         By accepting the resignation of Dr. Swallow, the Company has been able to significantly reduce its ongoing costs of research and development while maintaining its ability to manufacture and sell standardized units while minimizing the likelihood that it will be unable to maintain its technological advantages. The agreement with Dr. Swallow requires the Company to pay a total of $27,000 in severance pay (in lieu of $54,000 set forth in his employment agreement) upon the completion of the Offering and $175,000 for the consulting services and to allow him to sell virtual reality products to companies not specifically identified as Tellurian customers. The $175,000 is payable $70,000 upon the completion of the Offering and payments of $35,000 on each of March 31, June 30 and September 30, 1999. In addition, the contract sets certain obligations on both parties to make available products and/or parts at 10% above cost in order to allow the other party to sell or service products made or purchased by the first party. At the end of the fifteen year license agreement, Mr. Swallow will be allowed to keep Tellurian equipment with a current fair market value of approximately $50,000 that he is utilizing in his research and development efforts.

        In 1997, the Board of Directors authorized the creation of a 401(K) program in order to provide a retirement planning vehicle for its employees. All employees of the Company would be eligible to participate in this program. However, since the Board authorization for the creation of the 401(K) program, the Company has taken no action to implement the program (other than filing same with the Internal Revenue Service) and no contributions have been made by the Company to this program nor are any contemplated in the future.


Stock Option Plans


        The Company has a 1998 Stock Option Plan, as amended, covering 1,500,000 shares of Common Stock (the "1998 Plan"), subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments for employees, including officers and directors and consultants of the Company. The plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.


        The plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). Pursuant to the provisions of the plan, the aggregate fair market value (determined on the date of grant) of the shares of the

Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

        Currently, the plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.

        Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The plan provides that no new options may be granted by the Board of Directors of the Company after ten years from the establishment of the Plan by the Board of Directors. In 1996, the Company granted non-qualified stock options under a 1996 Plan which was almost identical to the 1998 Plan to purchase 340,000 shares of its Common Stock at an exercise price of $5.00 per share over a term of ten years to various officers, directors and consultants of the Company. All options granted by the Company under the 1996 Plan were in connection with services rendered to the Company. The Company has agreed with J.W. Barclay, the managing underwriter of the Company's initial public offering, that it will not grant the remaining available options under the 1996 Plan to 5% or greater shareholders for a period of three years, ending November 8, 1999 without the consent of said firm. In March 1998, the 1996 plan and all outstanding options granted under the 1996 Plan were terminated.


        In March 1998, the board of directors granted non-statutory stock options to purchase 610,000 shares to the following persons: Michael Hurd
(200,000), Richard Swallow (27,000), Ronald Swallow (73,000), Stuart French (200,000), Steven Morse (37,500), Lester Morse (37,500), David Turner (25,000)
and Mat Adams (10,000). These options were non-qualified, ten-year options and were immediately exercisable at $2.625 per share. On July 20, 1998, these options were all terminated. On the same date, the Board of Directors re-granted non-statutory stock options to purchase 510,000 shares to the following persons:
Michael Hurd (200,000 shares), Stuart French (200,000 shares), Steven Morse (37,500 shares), Lester Morse (37,500 shares), David Turner (25,000 shares) and Mat Adams (10,000 shares). These options are non-qualified, ten-year options and are immediately exercisable at $2.00 per share.

Options Granted outside 1998 Plan



        In April 1998, as part of an agreement to defer rent due on the Cyberport facility for three months, the Board agreed to issue options to purchase 100,000 shares at a price of $1.75 to the landlord in Niagara Falls. This option expires on September 30, 1998.

         The total number of shares subject to options outstanding under the 1998 Plan and granted outside such Plan as of the date hereof is 610,000 exercisable at prices ranging from $1.75 to $2.00 per share.


         Aggregated Option Exercises and Fiscal Year-End Option Table - The following table provides information with respect to each exercise of stock options during fiscal 1997 by each of the executive officers named in the preceding summary compensation table and the fiscal year-end value of unexercised options.


                        AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR -
                                                END OPTION VALUES



             (a)                         (b)                      (c)                         (d)                        (e)
                                                                                           Number of
                                                                                           Securities                  Value of
                                                                                           Underlying                Unexercised
                                                                                          Unexercised                In-the-Money
                                                                                           Options at                  Options
                                        Shares                                             FY-End (#)               at FY-End ($)
                                     Acquired on                 Value
                                       Exercise               Realized (1)                Exercisable/               Exercisable/
             Name                        (#)                      ($)                    Unexercisable              Unexercisable
                                                                                              (1)                        (1)
------------------------------  ---------------------- --------------------------  -------------------------- --------------------

Dr. Ronald Swallow                       -0-                      -0-                  73,000 / 0                        -0-
Stuart French                            -0-                      -0-                 150,000 / 0                        -0-
------------------------------  ---------------------- --------------------------  -------------------------- --------------------

------------
(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. Tellurian's last sale price at the close of business on December 31, 1997 was $3.00. Since the exercise price of these options at December 31, 1997 was $5.00 per share, which price is in excess of $3.00 per share, the value of the options is zero.

Director Compensation

      The directors of the Company do not currently receive cash compensation for their services as directors, although certain directors have been granted stock options under the Company's Stock Option Plan and are receiving compensation as employees of the Company. See "Stock Option Plans." The Board of Directors has the right to compensate its directors in their capacity as directors in the future.

          In March 1997 Michael Hurd was elected to the Board of Directors and received options to purchase 40,000 shares of Tellurian stock at $5.25 per share. In June 1997, he received options to purchase 1,000 shares of Cyberport Niagara stock at approximately $.68 per share and further options of 500 shares vesting on July 1, 1998 and 500 shares vesting on July 1, 1999 under certain restrictive conditions. The option price on these shares is also approximately $.72 per share. With the Company's consent, Mr. Hurd transferred his right for the purchase of 800 of the 1000 shares vested as of June 30, 1998 to David Turner as part of an agreement under which Mr. Turner assumed the title of General Manager of Cyberport Niagra, Inc. The option price on these shares is also approximately $.67 per share.


                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

                  The following table sets forth certain information as of August 14, 1998 regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of August 14, 1998 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.


                                                      Amount
                                                     and Nature                  Approximate
Name and Address of                                 of Beneficial                 Percent
Beneficial Owner (1)                                Ownership (1)               of Class (2)
-------------------------------------               --------------              ------------

Peter Colgan(3)(4)                                    50,000                          1.1%

James G.H. Lin(3)                                        -0-                            0%

Stuart French(3)(6)                                  249,261                          5.0%

Michael Hurd (3)(5)(6)                               250,000                          5.1%

All officers and directors
 as a group (4 persons)(7)                           549,261                         10.7%

Dr. Ronald Swallow (3)                               370,908                          7.4%

Dr. Richard Swallow(3)                               136,481                          4.1%

1174757 Ontario Inc.(3) (8)                          450,000                          9.3%

Charles H. Powers
P.O. Box 6525
Florence, SC 29502                                   345,000                          7.3%


Mary Elizabeth
  Huggins Trust (9)                                  430,049                          9.1%

Jericho Limited
c/o InterTrust Management
S.A. P.O. Box 3292
126 rue de la
Pelisserie 1211 Geneva 3
Switzerland (10)(11)                               2,200,000                         31.7%

Imafina S.A.
c/o Hubert Hendrickx
4 Route de Beaumont
CH 1701 Fribourg
Switzerland (10) (12)                                800,000                         14.0%

-------------

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Based upon 4,730,041 shares outstanding without giving effect to the issuance of shares under the Company's outstanding Warrants and Stock Options.

(3) The addresses for Peter Colgan, James G. H. Lin, Stuart French and Michael Hurd is c/o Tellurian, Inc. at 300K Route 17 South, Mahwah, NJ 07430. The address for Richard Swallow is 316 West College Avenue, Heartsville, South Carolina 29550 and the address for Ronald Swallow is 64 Manor Drive, Ramsey, New Jersey 07446. The address for 1174757 Ontario, Inc. is 5400 Robinson Street, Niagra Falls, Ontario L2G2A6..

(4)  Includes options to purchase 50,000 shares from Ronald Swallow.

(5)  Includes options to purchase 50,000 shares from Richard Swallow.

(6)  Includes options to purchase 200,000 shares from the Company.

(7) Includes options to purchase 400,000 shares from the Company and options to purchase 100,000 shares from two former officers and directors of the Company.

(8)  Includes options to purchase 100,000 shares.

(9) Trust set up by Charles H. Powers, a founder and former shareholder, officer and director of the Company, for the benefit of his granddaughter, with Jane Powers Huggins as Trustee. The Trustee's address is 2419 West Sumter, Florence, SC 29572.

(10) Represents Common Stock issuable upon exercise of Warrants.

(11) The beneficial owner of Jericho Limited is Louis Carlos SantaMaria. The directors of Jericho Limited are Louis Carlos SantaMaria and Jane Borgognon. In May 1998, a Schedule 13-D was filed with the SEC by Alpha International Corp., a corporation organized under Anguilla, British West Indies. Such Schedule 13-D disclosed the purchase of 2,200,000 Warrants in a private transaction at a purchase price of $1.00 per warrant. Pursuant to verbal conversations with counsel to Alpha International Corp., these warrants were to be purchased from Jericho Limited, but that the transaction was not completed and has been terminated. According to the SEC's records, an amended Schedule 13-D has not been filed as of August 18, 1998. The Schedule 13-D that was filed by Alpha International does not indicate who beneficially owns this enterprise.

(12) The beneficial owner and sole officer and director of Imafina S.A. is Hubert Hendrickx.

                              CERTAIN TRANSACTIONS

                  Effective July 2, 1996, Tellurian, Inc., a South Carolina corporation, reincorporated in Delaware under the same name by merging itself into a wholly owned subsidiary formed for that purpose on January 25, 1996. All references in Certain Transactions to the "Company" or "Tellurian" include Tellurian, Inc., a South Carolina corporation, unless the context indicates otherwise. The following discussion regarding the issuances of shares gives retroactive effect to such merger.

         In March 1995, Tellurian completed a private placement of 600,000 shares of its common stock for a purchase price of $100,000. Investors in the private placement were Dennis Giunta (200,000 shares), Joseph Defalco (125,000 shares), Matthew Langden (125,000 shares), John Bruno (45,000 shares), a principal of the Representative, John Cioffoletti (45,000 shares), a former principal of the Representative, Michael Wills (45,000 shares), a principal of the Representative and Douglas Spinosa (15,000 shares), a former employee of the Representative.

         In March 1995, Dr. Ronald Swallow and Dr. Richard Swallow transferred from their holdings, without payment therefor, an aggregate of 152,710 shares of Tellurian to nine non-affiliated persons including 49,261 shares to Stuart French, and subsequently, they transferred 100,000 shares to Charles Power, a founder of the Company.


         Since the inception of Tellurian, Charles Powers has advanced monies to Tellurian for working capital purposes and the acquisition of certain technological licensing rights from TTY relating to Tellurian's image generator. As of June 30, 1998, Mr. Powers was owed approximately $714,000, including principal of $346,736 and accrued interest of $367,018 with interest calculated at a rate of 10% per annum. Previously, the Company repaid Powers a total of $221,200. This loan was payable upon demand after November 1, 1997. Effective June 30, 1998, Mr. Powers converted the loan into 345,000 shares of the Company's Common Stock and a $100,000 Promissory Note due at the earlier of the completion of this Offering or December 31, 1998 in full payment of all debt owed to him.

         From inception through the completion of the initial public offering in November 1996, Sophia Swallow, Richard Swallow, Celia Klimas (an aunt of Richard and Ronald Swallow), Stuart French and Sandra Swallow made various cash loans to Tellurian and were repaid from the proceeds of the initial public offering $25,000, $72,600, $28,000, $8,160 and $18,000, respectively, inclusive of accrued interest. Subsequent to the completion of the public offering in November 1996, Celia Klimas loaned $150,000 to the Company and the Company agreed to pay her interest at the rate of 10% per annum. Ronald Swallow and Richard Swallow subsequently purchased the Note from Celia Klimas, and effective June 30, 1998, they converted the Note into 100,000 shares of the Company's Common Stock in full payment of such Note.


     Tellurian completed a Private Placement of securities for an aggregate sum of $750,000 between December 1995 and January 1996, consisting of (i) $192,000 in principal amount of unsecured and subordinated 8% Promissory Notes due December 27, 1997 and $528,000 in principal amount of unsecured and subordinated 8% Promissory Notes due January 22, 1998, with such Notes providing for accelerated payment upon the completion of the Offering, and (ii) 3,000,000 Common Stock Purchase warrants sold at a price of $.01 per warrant. As compensation for its services as placement agent of such private placement. J.
W. Barclay & Co., Inc. was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to repay $6,000 to J.
W. Barclay & Co., Inc. upon the completion of the Company's Public Offering in November of 1996.

         On June 27, 1996, the Company issued its promissory notes in the principal amount of $175,000 to three non-affiliated persons and received net proceeds of approximately $148,000 after incurring commissions and other expenses to the Placement Agent, J.W. Barclay & Co., Inc. On November 8, 1996, the closing date of Tellurian's initial public offering, $150,000 was repaid and $25,000 was converted into 25,000 shares of the Company's Common Stock.

         In March 1998 the Company entered into a consulting contract with Carousel Consulting which agreement expires on December 31, 1999. Under the terms of this contract, the Company issued 150,000 shares of Common Stock to Carousel and agreed to pay $5,000 per month for continued consulting services by Carousel. Such services consist of Carousel actively searching for merger/acquisition candidates on behalf of Tellurian and to provide general consulting to the Company on an "as-needed" basis.


         In March 1998, the Company entered into an agreement with Interactive Media pursuant to which Interactive Media received 100,000 shares of the Company's Common Stock in payment for outstanding amounts owed for public relation services provided by Interactive and public relations services to be provided during the year 1998 totalling $144,000.

         Reference  is  made  to   "Management-Employment   Agreements"   for  a
discussion of certain related party transactions involving the Company and Ronald Swallow, a former officer and director of the Company.

         Between April and July 1998, the Company borrowed $250,000 from Joseph Radcliffe ($125,000) and Peter Colgan ($125,000), a director of the Company. The Company is currently negotiating an additional loan of up to $200,000 from them. Such borrowings are to be repaid from the proceeds of the Offering together with interest due at the rate of 12% per annum.


         Management believes that all transactions with officers, directors and shareholders of the Company (and affiliated companies) were made on terms no less favorable to the Company than those available from unaffiliated parties. It is intended that any future transactions with officers, directors and affiliates of the Company will be made on terms no less favorable to the Company than those available from unaffiliated parties.

                            DESCRIPTION OF SECURITIES


           Tellurian's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 25,000,000 shares of Common Stock, $.01 par value, and the Board of Directors has approved, subject to stockholder approval the authorization of 5,000,000 shares of Preferred stock which may be issued in series by the Board of Directors. The following are brief descriptions of Tellurian's securities. The rights of the stockholders of Tellurian are established by Tellurian's Certificate of Incorporation, the Bylaws, and law of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Certificate of Incorporation, the Bylaws, and the relevant Delaware law.


Common Stock

              The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders after payments to creditors and after paying or providing for any liquidation preferences to the Preferred Stock. There are no conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock, and stockholders have no preemptive rights to acquire shares of Common Stock issued by the Company in the future. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

              The Common Stock is traded on the NASDAQ SmallCap Market under the symbol TLRN.

Preferred Stock

              The Preferred Stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the Board of Directors prior to the issuance of any shares thereof. Each series of Preferred Stock will have such voting powers, if any, preferences, and other rights as determined by the Board of Directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the Board of Directors adopted prior to the issuance of any shares of such series of Preferred Stock.

              The Preferred Shares being offered hereby are the first series of Preferred Stock designated by the Board of Directors. The Company may not, without the affirmative vote of the holders of at least a majority of the outstanding Preferred Shares offered hereby, amend, alter or repeal any of the provisions of the Certificate of Incorporation or the Certificate of Designation for the Preferred Shares, or authorize any reclassification of the Preferred Shares so as to adversely affect the preferences, special rights or privileges or voting power of the Preferred Shares or authorize or create any class of stock ranking prior to the Preferred Shares as to dividends or distribution of assets, or create or issue any shares of any series of the Company's authorized preferred stock ranking prior to the Preferred Shares as to dividends or distribution on liquidation. The Board has no present plans to issue any other series of Preferred Stock. However, purchasers of the Series 1 Preferred Stock offered hereby should be aware that subject to the foregoing restrictions, the holders of any series of the Series 1 Preferred Stock which may be issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation superior to those of holders of the Preferred Shares or Common Stock, thereby adversely affecting rights of the holders of the Preferred Shares or Common Stock.

         Because the terms of each series of Preferred Stock may be fixed by the Company's Board of directors without shareholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Preferred Shares, the publicly held Preferred Warrants, and the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

Series A Cumulative Preferred Stock
   \
         The Board of Directors intends to file a Certificate of Designation designating 3,000,000 shares of Preferred Stock as "Series 1 Cumulative Preferred Stock" (the "Series 1 Preferred Stock" or "Preferred Shares") with the following rights, preferences and privileges:

     Dividends. Each Preferred Share is entitled to cumulative annual dividends of $.50 payable on April 30 of each year commencing April 30, 1999. The first dividend payment shall be pro rated for the period from the date of issuance until December 31, 1998. The first dividend payment shall be pro rated Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Common Stock. The Company may, at its option, pay dividends in shares of Series 1 Preferred Stock, in lieu of cash. Shares used for such purpose will be valued at the average closing sales price of the Series 1 Preferred Stock on the NASDAQ Stock Market during the ten trading days ending on the tenth day before the dividend payment date, subject to certain conditions. For the foreseeable future, the Company expects to make dividend payments on the Preferred Shares in shares of Series 1 Preferred Stock. Holders of Series 1 Preferred Stock will also participate in dividends to the same extent as the holders of the Company's Common Stock.

         Redemption. Commencing January 1, 2000, the Preferred Shares are redeemable at the option of the Company, on not less than 30 days' written notice to registered holders at the redemption price per share specified below plus accumulated dividends, provided the Company may not redeem the Preferred Shares unless the closing sales price of the Series 1 Preferred Stock on the NASDAQ Stock Market equals or exceeds at least $8.00 per share for at least 20 of the 30 consecutive trading days ending within five trading days prior to the date the redemption notice is mailed. For the year 2000, 2001, 2002, 2003, 2004 and thereafter, the redemption price shall be equal to 140%, 135%, 130%, 125% and 120%, respectively, of the average closing sales price of the Series 1 Preferred Stock on the NASDAQ Stock Market for at least 20 out of the last 30 consecutive trading days ending within ten business days prior to the date the redemption notice is mailed.

         Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common Stock as one class, except as otherwise provided by the Delaware Corporation Law.

         Preference on Liquidation. Preferred Shares will be entitled to a preference on liquidation equal to the greater of $5.00 per share plus accumulated unpaid dividends.

     No Sinking Fund. The Company is not required to provide for the retirement or redemption of the Preferred Shares through the operation of a sinking fund.

Preferred Stock Purchase Warrants

         Each Preferred Stock Purchase Warrant (the "Preferred Warrant") entitles the holder to purchase until the close of business on , 2002 one share of Series 1 Preferred Stock at an exercise price of $6.00. The Preferred Warrants are subject to redemption by the Company at any time after , 1999 on 30 days notice at $.30 per Preferred Warrant provided that the closing sale price of the Series 1 Preferred Stock is at least $9.00 per share on not less than 20 days of the 30 trading days ending within 15 days of the date on which the notice of redemption is mailed. Holders of Preferred Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.

         The Preferred Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations. The Company is not required to issue fractional shares. The holder of a Preferred Warrant does not possess any rights as a stockholder of the Company unless he exercises his Preferred Warrant and obtains the Series 1 Preferred Stock. The Preferred Warrants have been issued in registered form under a Preferred Warrant Agreement dated as of
       , 1998 between the Company and Continental Stock Transfer & Trust Company as Preferred Warrant Agent. The shares of Series 1 Preferred Stock issuable upon exercise of a Preferred Warrant, will be fully paid and non-assessable.


         A  Preferred  Warrant may be  exercised  upon the  surrender  of a duly
completed   Preferred  Warrant  certificate  on  or  prior  to  its  expiration, accompanied by cash or certified bank check for the exercise price.

         The Preferred Warrants are expected to be traded on the NASDAQ SmallCap
Market under the symbol "                        ."

Common Stock Purchase Warrants


         The Company has outstanding 5,127,500 Common Stock Purchase Warrants which were issued pursuant to a Warrant Agreement (the "Warrant Agreement") between Tellurian, and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and are in registered form. For a Common Stock Purchase Warrant Holder to exercise his warrants, there must be a current registration statement on file with the Commission and the relevant state securities commissions. The following summary of the provisions of the Common Stock Purchase Warrants is qualified in its entirety by reference to the Warrant Agreement, as amended in December 1997, a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part.


         Each Common Stock Purchase Warrant is separately transferable and entitles the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject to adjustment as described below) at any time during the period expiring on November 5, 2001. Unless exercised or extended by the board of directors, the Common Stock Purchase Warrants will expire on November 5, 2001. A Warrant Holder may exercise his Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto, properly completed and executed, and the payment of the exercise price and any transfer tax. If less than all of the Common Stock Purchase Warrants evidenced by a certificate are exercised, a new certificate will be issued for the remaining number of Common Stock Purchase Warrants.

          The exercise price and the number of shares of Common Stock issuable upon the exercise of each Common Stock Purchase Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events.

         Any or all of the Common Stock Purchase Warrants may be redeemed by Tellurian at a price of $.30 per Warrant, upon the giving of 30 days prior written notice to the Warrant Holders, and provided that the trading price of the Common Stock for 20 consecutive trading days ending within 10 days prior to such notice of redemption delivered by Tellurian to the Warrant Holders has equaled or exceeded $9.25.

Anti-Takeover Statute

         Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, he becomes an "interested stockholder" and may not engage in a "business combination" with that corporation for a period of three years. The term "business combination" includes a merger, a sale of assets, or a transfer of stock. The three year moratorium may be terminated if any of the following conditions are met: (1) the Board of Directors approved the acquisition of stock or the business combination before the person became an interested stockholder, (2) the interested stockholder acquired 85% of the outstanding voting stock in such transaction, excluding in the determination of outstanding stock is any stock owned by individuals who are officers and directors of the corporation and any stock owned by certain employee stock plans, or (3) the business combination is approved after the person became an interested stockholder by 2/3 of the voting stock which is not owned by the interested stockholder.

Other Warrants

         In connection with the Company's initial public offering, the Company issued to the Underwriters (and their officers) of such offering a total of 185,000 warrants (the "1996 Underwriters' Stock Warrants") to purchase a like number of shares of Common Stock of the Company and 185,000 warrants (the "1996 Underwriters' Warrants") to purchase a like number of Common Stock Purchase Warrants. The 1996 Underwriters' Stock Warrants are exercisable at a price of $8.25 per share and the 1996 Underwriters' Warrants are exercisable at a price of $.4125 per Common Stock Purchase Warrant for a period of four years expiring November 5, 2001. The underlying Common Stock Purchase Warrants are exercisable at $9.90 per share. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the 1996 Underwriters' Stock Warrants and the 1996 Underwriters' Warrants and their underlying securities.

Transfer Agent and Warrant Agent

         Continental Stock Transfer & Trust Company, 2 Broadway, 19th floor, New York, New York 10004, is the Company's transfer agent and warrant agent for the Company's securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely effect the market price for the Common Stock. The Company has 4,730,041 shares of Common Stock and 5,127,500 Common Stock Purchase Warrants outstanding as of the date of this Prospectus. Of these shares of Common Stock, 2,331,605 shares of Common Stock are freely tradeable in the public market without restriction under the Securities Act, except for securities owned by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which are subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"). The remaining shares of Common Stock outstanding are "restricted securities" as that term is defined in the Securities Act and have not been registered under the Securities Act. The holders of 1,000,000 such shares of Common Stock have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until November 5, 1998, without the prior written consent of the Representative. The holders of 1,182,438 shares of the Company's Common Stock (including 886,699 shares included in the aforementioned lock-up agreement until November 5, 1998) have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until at least July 31, 2000, without the prior written consent of the Representative. At the end of the aforesaid lock-up periods (or earlier with the consent of the Representative) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of their shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale.


                                  UNDERWRITING

         Subject to the terms and conditions contained in the underwriting agreement between the Company and the Underwriters named below, for which J. W. Barclay & Co., Inc. is acting as Representative, (the "Underwriting Agreement", a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the number of shares of Series 1 Preferred Stock and number of Preferred Warrants (collectively the "Securities") set forth opposite its name.

                                                              Number of
Underwriter                              Number of Shares     Preferred Warrants
-----------                              ----------------     ------------------


J.W. Barclay & Co., Inc.

                   TOTAL                  1,200,000            1,200,000
                                          ==========           ==========


         The   Underwriters  are  committed,   subject  to  certain   conditions
precedent, to purchase all of the Securities offered hereby if any such Securities are purchased. The Securities are being offered by the Underwriter subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters and subject to the approval of certain conditions.


         The Representative has advised the Company that the Underwriters propose to offer the Securities to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriters may allow certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") concessions of $ per share of Series 1 Preferred Stock and $ per Preferred Warrant. After the initial public distribution is completed, the offering price and concessions may be changed by the Representative.


         The   Underwriters   may   engage   in   over-allotment,    stabilizing
transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Company's Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Securities to be higher than they would otherwise be in the absence of such transactions. These transactions may be effected on the NASDAQ System assuming the Company is successful in listing its Securities on such system. See "Risk Factors."

         The Company has granted the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 180,000 shares of Series 1 Preferred Stock and 180,000 Preferred Warrants at the public offering prices less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover over-allotments in the sale of the shares of Series 1 Preferred Stock and Preferred Warrants.

         The Company has agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of the Securities sold in the offering (including the Over-Allotment Option).

         In connection with the Company's Initial Public Offering which was completed in November 1996 with J. W. Barclay & Co., Inc. as Managing Underwriter, the Company entered into an agreement with the Representative to retain it as a financial consultant for a period of two years expiring in November of 1998. At the closing of the Offering, the Company has agreed to enter into a one year extension to the financial consulting agreement with the Representative and to compensate the Representative with a fee payable in full in advance at the closing of the Offering in an amount equal to 2% of the gross proceeds of the Offering (including the Over-Allotment Option).

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

         The Company has agreed to sell to the Representative or its designees, at a price of $.001 per warrant, a total of 120,000 warrants (the "Underwriters' Stock Warrants") to purchase a like number of shares of Series 1 Preferred Stock of the Company and 120,000 warrants (the "Underwriters' Warrants") to purchase a like number of Preferred Warrants (identical to those sold to the public in the Offering except that the exercise price of the Preferred Warrants issuable upon exercise of the Underwriters' Warrants is at $9.90 per share). The Underwriters' Stock Warrants will be exercisable at a price of $8.25 per share and the Underwriters' Warrants will be exercisable at a price of $.4125 per Preferred Warrant for a maximum period of four years commencing one year after the date hereof, and they will not be transferable for one year after the date hereof except to Underwriters, selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriters' Stock Warrants or the Underwriters' Warrants underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities.

         The Underwriters have informed the Company that they do not expect sales of the Securities to be made to discretionary accounts to exceed 2% of the Securities offered hereby.

         In connection with the Company's Initial Public Offering, the holders of 1,000,000 shares of the Company's Common Stock (including, without limitation, securities held by officers and directors of the Company) entered into an agreement with the Representative not to sell or otherwise transfer their securities until November 1998 without the consent of the Representative. As of the date of this Prospectus, none of the foregoing shares have been sold. The holders of 1,182,438 shares of the Company's Common Stock (including 886,699 shares included in the aforementioned lock-up agreement until November 5, 1998) have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock until at least July 31, 2000, without the prior written consent of the Representative.


         In connection with the Company's Initial Public Offering, the Representative was also granted the right, for a period of five years expiring in November 2001, to designate one person to attend Board of Directors meetings. Such person, if designated, would be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company would be required to reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Representative has not designated any person.

         In connection with the Company's Initial Public Offering, the Company agreed that for a period of three years, it would not issue any Preferred Stock without the prior written consent of the Representative, which consent has been obtained for the purposes of the Offering.

         John A. Bruno and Michael J. Wills beneficially own 85,000 and 40,000, respectively, of each of 1996 the Underwriters' Stock Warrants and 1996 Underwriters' Warrants described under "Description of Securities-Other Warrants."

Pricing of the Offering

         The  public   offering  of  the  Securities  have  been  determined  by
negotiations between the Company and the Representative. Among the factors considered in determining the offering prices were the Company's financial condition and prospects, the industry in which the Company is engaged, certain financial and operating information of companies engaged in activities similar to those of the Company and the general market condition of the securities markets. Such prices do not necessarily bear any relationship to any established standard or criteria of value based upon assets, earnings, book value or other objective measures.


                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for the Company by the law firm of Lester Morse P.C. Members of the firm, Lester Morse and Steven Morse own options to purchase 75,000 shares of the Company's Common

Stock which were granted to them for services rendered. See "Executive Compensation- Stock Option Plan." Henry C. Malon, Esq., New York, New York, has acted as counsel to the Underwriters in connection with the Offering.

                                     EXPERTS

         The Company's financial statements, included in this Prospectus, have been audited by Miller Ellin & Co., Inc., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein, which are included in reliance upon the authority of said firm as experts in auditing and accounting.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996





                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





REPORT OF INDEPENDENT
   CERTIFIED PUBLIC ACCOUNTANTS                                        F-2

CONSOLIDATED BALANCE SHEET                                             F-3

CONSOLIDATED STATEMENTS OF OPERATIONS                                  F-4

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS                    F-5

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                        F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-7 - F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                          F-9 - F-27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
Tellurian, Inc.
Mahwah, New Jersey


We have audited the accompanying consolidated balance sheet of Tellurian, Inc. and Subsidiaries as at December 31, 1997, and the related consolidated statements of operations, comprehensive operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the management of Tellurian, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tellurian, Inc. and Subsidiaries as at December 31, 1997, and the results of its operations and cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company experienced a net loss for the year ended December 31, 1997 of approximately $2,709,000 and at December 31, 1997 has a deficit working capital of approximately $2,106,000. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company has been engaged in continuous efforts since June 1997 to formulate a restructuring plan as well as to raise additional capital through the sale of common stock and warrants, as more fully discussed in Notes 18 and 19. During March 1998 the restructuring plan was accepted, and additional funds were raised through a public offering. However, to achieve profitable operations, continuation of the business thereafter is dependent on the Company's ability to achieve sufficient cash flow and to meet its restructured debt obligations as well as its current operations. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

                                                    MILLER, ELLIN & COMPANY, LLP
                                                    CERTIFIED PUBLIC ACCOUNTANTS
New York, New York
March 10, 1998, except for Notes 18
   and 19 which is March 31, 1998

                        TELLURIAN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1997


                                     ASSETS



CURRENT ASSETS:
   Cash                                                                                          $    187,189
   Marketable securities                                                                              108,912
   Accounts receivable, net of allowance for
     doubtful accounts of $-0-                                                                          9,029
   Inventories                                                                                        662,364
   Prepaid consulting fees                                                                             62,187
   Prepaid expenses and other current assets                                                           23,206
                                                                                                 ------------
              Total current assets                                                                  1,052,887
                                                                                                 ------------

PROPERTY AND EQUIPMENT - at cost
   less accumulated depreciation                                                                    2,688,346
                                                                                                 ------------

OTHER ASSETS:
   Security deposits                                                                                   70,070
   Deferred offering costs                                                                             92,099
                                                                                                 ------------
              Total other assets                                                                      162,169
                                                                                                 ------------
                                                                                                 $  3,903,402
                                                                                                 ============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt                                                          $     34,953
   Note payable - bank                                                                                100,000
   Notes payable - other                                                                              200,000
   Accounts payable and accrued expenses                                                            1,953,481
   Notes payable - related parties                                                                    496,736
   Interest payable - related parties                                                                 354,980
                                                                                                 ------------
              Total current liabilities                                                             3,140,150
                                                                                                 ------------

LONG-TERM DEBT - net of current maturities                                                            125,630
                                                                                                 ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock - $.01 par value
     Authorized - 25,000,000 shares
     Issued and outstanding - 3,025,000 shares                                                         30,250
   Additional paid-in capital                                                                       6,345,162
   Accumulated deficit                                                                             (5,767,777)
   Other comprehensive income                                                                          29,987
                                                                                                 ------------
              Total stockholders' equity                                                              637,622
                                                                                                 ------------

                                                                                                 $  3,903,402
                                                                                                 ============


The accompanying notes are an integral part of the consolidated financial statements



                        TELLURIAN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                             YEARS ENDED
                                                                                              DECEMBER 31,
                                                                                        1997            1996
                                                                                    -------------  ------------


REVENUES                                                                            $     521,045  $    819,380

COST OF SALES                                                                             355,132       284,007
                                                                                    -------------  ------------

GROSS PROFIT                                                                              165,913       535,373
                                                                                    -------------  ------------

OPERATING EXPENSES:
   Research and development                                                               862,031       688,103
   Selling                                                                                300,662       189,429
   General and administrative                                                           1,630,637       395,692
                                                                                    -------------  ------------

                                                                                        2,793,330     1,273,224

LOSS FROM OPERATIONS                                                                   (2,627,417)     (737,851)
                                                                                    -------------  ------------

OTHER INCOME AND EXPENSES:
   Interest expense                                                                       (71,512)      (50,313)
   Interest expense - related parties                                                     (49,674)      (61,020)
   Interest income                                                                         68,339        21,087
   Deferred debt costs                                                                       -         (152,398)
   Other income (expenses)                                                                (28,729)       18,085
                                                                                    -------------  ------------

                                                                                          (81,576)     (224,559)

NET LOSS                                                                            $  (2,708,993) $   (962,410)
                                                                                    =============  ============


NET LOSS PER COMMON SHARE                                                                   $(.90)        $(.53)
                                                                                            =====         =====


WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                                            3,025,000     1,817,708
                                                                                        =========     =========


                The accompanying notes are an integral part of the consolidated financial statements




                                          TELLURIAN, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS





                                                                                             YEARS ENDED
DECEMBER 31,
                                                                                        1997            1996
-------------------------------------------------------------------------------------------------  ------------

Net loss                                                                            $  (2,708,993) $   (962,410)

Other comprehensive income:
 Foreign currency translation adjustment                                                   29,987          -
                                                                                    -------------  ------------

Comprehensive loss                                                                  $  (2,679,006) $   (962,410)
                                                                                    =============  ============

















     The accompanying notes are an integral part of the consolidated financial statements

                        TELLURIAN, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY



                                                                                                                            TOTAL
                                                                               ADDITIONAL                      OTHER        STOCK-
                                                         COMMON STOCK           PAID-IN      ACCUMULATED     COMPREHEN-     HOLDERS
                                                                                                                SIVE        EQUITY
                                                    SHARES          AMOUNT      CAPITAL       DEFICIT          INCOME   (DEFICIENCY)
                                                 ----------       --------   ------------  ------------     ----------  ------------


BALANCE AT January 1, 1996                        1,600,000       $16,000    $  107,265    $(2,096,374)      $   --      $1,973,109)

Issuance of common stock and warrants in
  connection with initial public offering         1,400,000        14,000     7,517,875           --             --       7,531,875

Offering costs in connection with
  initial public offering                              --            --      (1,326,728)          --             --      (1,326,728)

Conversion of promissory notes in
  connection with initial public offering            25,000           250        24,750           --             --          25,000

Issuance of warrants in connection with
  private placement                                    --            --          22,000           --             --          22,000

Net loss for the year ended December 31, 1996          --            --            --         (962,410)          --        (962,410)
                                                -----------   -----------   -----------    -----------    -----------   -----------

BALANCE AT December 31, 1996                      3,025,000        30,250     6,345,162     (3,058,784)          --       3,316,628

Foreign currency translation adjustment                --            --            --             --           29,987        29,987

Net loss for the year ended December 31, 1997          --            --            --       (2,708,993)          --      (2,708,993)
                                                -----------   -----------   -----------    -----------    -----------   -----------

BALANCE AT December 31, 1997                      3,025,000   $    30,025   $ 6,345,162    $(5,767,777)   $    29,987   $   637,622
                                                ===========   ===========   ===========    ===========    ===========   ===========



The accompanying notes are an integral part of the consolidated financial statements

                        TELLURIAN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                        1997            1996
-------------------------------------------------------------------------------------------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $  (2,708,993)  $   (962,410)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Deferred costs                                                                      50,000           -
       Accrued interest income on marketable securities                                    (3,912)        (6,118)
       Depreciation and amortization                                                      231,442         17,500
       Amortization of deferred debt costs                                                   -           152,398
       Loss on sale of property and equipment                                               8,954           -
       Loss on sale of marketable securities                                               12,388           -
       Changes in assets and liabilities:
         Accounts receivable                                                              125,333       (129,362)
         Allowance for doubtful accounts                                                 (115,000)       115,000
         Inventories                                                                     (374,513)      (200,633)
         Prepaid consulting fees                                                           74,625       (136,812)
         Prepaid expenses and other current assets                                         (9,350)        (6,045)
         Security deposits                                                                (22,320)       (46,825)
         Accounts payable                                                               1,710,814       (384,836)
         Consulting fees payable                                                          (46,594)      (209,099)
         Interest payable - related parties                                                39,674         21,702
         Deferred revenue                                                                 (80,448)       (76,000)
                                                                                    -------------   ------------
NET CASH USED IN OPERATING ACTIVITIES                                                  (1,107,900)    (1,851,540)
                                                                                    -------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of property and equipment                                            48,000           -
   Purchases of property and equipment                                                 (2,770,566)      (190,965)
   Sale of marketable securities                                                        2,062,998           -
   Purchases of marketable securities                                                    (205,000)    (1,969,268)
   Deferred costs                                                                            -           (50,000)
                                                                                    -------------   ------------
NET CASH USED IN INVESTING ACTIVITIES                                                    (864,568)    (2,210,233)
                                                                                    -------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable - bank                                                      100,000           -
   Proceeds from notes payable - other                                                    200,000           -
   Proceeds from long-term debt                                                           264,764        703,000
   Repayment of long-term debt                                                           (104,181)      (870,000)
   Payments of deferred offering costs                                                    (92,099)          -
   Payments of offering costs                                                                -        (1,326,728)
   Proceeds from issuance of warrants in connection with private placement                   -            22,000
   Proceeds from notes payable - related parties                                             -           248,000
   Repayments of notes payable - related parties                                             -          (422,185)
   Proceeds from issuance of common stock                                                    -         7,531,875
   Repayments of notes payable - other                                                       -              (500)
   Payments of deferred debt costs                                                           -          (101,633)
                                                                                    -------------   ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 368,484      5,783,829
                                                                                    -------------   ------------
EFFECT OF EXCHANGE RATE CHANGES                                                            29,987           -
                                                                                    -------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                (1,573,997)     1,722,056
CASH AND CASH EQUIVALENTS - beginning                                                   1,761,186         39,130
                                                                                    -------------   ------------
CASH AND CASH EQUIVALENTS - ending                                                  $     187,189   $  1,761,186
                                                                                    =============   ============

     The accompanying notes are an integral part of the consolidated financial statements

                        TELLURIAN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)







                                                                                             YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                        1997            1996
-------------------------------------------------------------------------------------------------  ------------

SCHEDULE OF NON-CASH ACTIVITIES:

   Conversion of long-term debt into common stock                                     $     -        $   25,000
                                                                                      ==========     ==========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Cash paid for interest                                                             $   81,517     $   89,631
   Cash paid for income taxes                                                               -              -























     The accompanying notes are an integral part of the consolidated financial statements

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 1 - GOING CONCERN

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company experienced a net loss for the year ended December 31, 1997 of approximately $2,709,000 and at December 31, 1997 has a deficit in working capital of approximately $2,106,000. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

     Management's plan includes the raising of additional capital through the public sale of common stock and warrants (Note 18) and the formulation of a restructuring plan with a majority of its trade creditors of its Canadian subsidiary (Note 19). The unaudited pro forma effect of these items are presented in Note 20.

     During March 1998 the restructuring plan was accepted and additional funds were raised as contemplated by the public offering. However, continuation of the business thereafter is dependent on the Company's ability to achieve sufficient cash flow to achieve profitable operations and to meet its restructured debt obligation as well as its current operations.

     The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business

     Tellurian,   Inc.   (ATellurian@),   a  South  Carolina  corporation,   was
     incorporated   on  August  10,  1988  for  the  purpose  of  designing  and manufacturing real time image generation equipment for training and simulation. Tellurian also provides consulting and parts/repair services related to computer image generator technology. These operations constitute a single business segment. Tellurian sells its image generators to two types of entities, those which are interested in training and simulation and those which specialize in entertainment devices and games.

     In January 1996, Tellurian formed a wholly-owned subsidiary in the State of Delaware (the ACompany@) and merged Tellurian into such corporation on July 2, 1996. Pursuant to the merger, the holders of all of the shares of common stock of Tellurian exchanged their 1,600,000 shares outstanding for 1,600,000 shares of the Company on a pro rata basis.

     In March 1997, the Company formed a wholly-owned subsidiary, Cyberport Niagara, Inc. (ACyberport@) in the province of Ontario, Canada. Cyberport operates a tourist entertainment center in Niagara Falls, Ontario, Canada which opened in late June 1997. In addition the Company formed a second wholly-owned subsidiary, Cyberport International, Inc., a Delaware corporation. This corporation is inactive and has no assets.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Basis of Consolidation

     The consolidated financial statements for the year ended December 31, 1997 include the accounts of the Company and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Revenue Recognition

     Sales are recognized when the finished product is shipped or when services are performed.

     Cash Equivalents

     The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents.

     Marketable Securities

     The Company classified all of its marketable securities as held-to-maturity, and accounted for these investments at amortized cost. Accordingly, no adjustment for unrealized holding gains or losses was reflected in the Company's consolidated financial statements. At December 31, 1996, the Company's held-to-maturity securities consisted of treasury bills with contractual maturities from six months to two years and the carrying amount of these investments approximated market value. The treasury bills were sold in 1997. At December 31, 1997, the Company's held-to-maturity securities consisted of a certificate of deposit with an original maturity of one year. The certificate matures in April 1998.

     Concentrations of Credit Risk

         Accounts Receivable

         The Company sells primarily to aviation training and entertainment entities throughout the United States. It is the Company's policy to require a substantial deposit prior to commencement of production for specific orders with the balance due upon completion.

         Cash

         The Company maintains cash balances in its banks which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Property and Equipment

     Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the life of the lease.

     Expenditures for repairs and maintenance are charged to expense as incurred.

     Deferred Offering Costs

     Deferred offering costs represent costs incurred in the filing of a registration statement on Form SB-2 for the purpose of registering securities for sale to the holders of its warrants. Such costs are charged to additional paid-in capital when the registration is complete.

     Deferred Debt Costs

     Deferred debt costs represented costs incurred in connection with the Company's 1996 private placement agreement. The costs were amortized over the respective terms of the promissory notes issued. All the promissory notes were repaid from the proceeds of the public offering.

     Deferred debt costs amounted to $-0- and $152,398 for 1997 and 1996, respectively.

     Research and Development

     Research and development costs, related to present and future products, are charged to expense in the period incurred. Research and development costs amounted to $862,031 and $688,103 for 1997 and 1996, respectively.

     Advertising Costs

     Advertising costs are charged to operations when incurred. Advertising costs amounted to $73,399 and $-0- for 1997 and 1996, respectively.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Translation of Foreign Currency

     The foreign currency financial statements of divisions operating outside the United States are translated in accordance with the requirements of the Financial Accounting Standards Board. All income and expense accounts are translated at average exchange rates; assets and liabilities, at current exchange rates; and stockholders' equity at historical exchange rates.

     Income Taxes

     The Company adopted SFAS No. 109, AAccounting for Income Taxes,@ which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.

     Loss Per Common Share

     The Company adopted SFAS No. 128, AEarnings Per Share@ which establishes new standards for computing and presenting earnings per share. The statement also requires restatement of all prior period earnings per share data presented.

     Net loss per common share is based on the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding has been adjusted to reflect the recapitalization in connection with the private placement as if it had occurred as of the beginning of the period for which loss per share is presented. Common stock equivalents have not been included as their effect would be antidilutive.

     Recently Issued Pronouncements

     SFAS No. 130, AReporting Comprehensive Income,@ requires an entity to report comprehensive income and its components in a full set of financial statements and is effective for fiscal years beginning after December 15, 1997. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company has elected to adopt SFAS No. 130 in 1997.

     American Institute of Certified Public Accountants Statement of Position No. 96-1, AEnvironmental Remediation Liabilities,@ establishes specific criteria for the recognition and measurement of environmental remediation liabilities. The adoption of the statement in 1997 did not have a significant effect on the Company's financial condition or results of operations.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 3 - INVENTORIES

     Inventories at December 31, 1997, consist of the following:

                  Raw materials                                    $  221,575
                  Work-in-process                                     206,899
                  Finished goods                                      233,890
                                                                   ----------
                                                                   $  662,364
                                                                   ==========

NOTE 4 - PROPERTY AND EQUIPMENT


     Property and equipment at December 31, 1997, consists of:

                                                                                             Estimated
                                                                                          Useful Lives
                                                                                          ------------

         Display and entertainment units                             $     661,275            7 Years
         Equipment                                                         234,444            7 Years
         Vehicles                                                           44,415            5 Years
         Computer software                                                  62,863            5 Years
         Office furniture                                                   67,010            7 Years
         Leasehold improvements                                          1,901,686         5 to 10 years
                                                                     -------------
                                                                         2,971,693
         Less:  Accumulated depreciation and amortization                  283,347
                                                                     $   2,688,346
                                                                     =============


     Depreciation expense amounted to $231,442 and $17,500 for 1997 and 1996, respectively.


NOTE 5 - NOTE PAYABLE - BANK

     In March 1997, the Company entered into an agreement with a bank to borrow up to a maximum of $100,000. The note is due on March 25, 1998 with interest charged at 8.38% per annum and is collateralized by a certificate of deposit in the amount of $105,000 maturing on April 1, 1998.

     Interest on the note amounted to $1,080 for 1997.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 6 - NOTE PAYABLE - OTHER

     The note bears interest at the rate of 12% per annum compounded monthly and is due on demand. The Company borrowed an additional $50,000 in January 1998 and the note was repaid in March 1998.


     The note is secured by the Company's accounts receivable, inventory and proceeds from the sale or offering of securities.

     Interest on the note was not accrued as the funds were received on December 31, 1997 and such amount was deemed to be immaterial.


NOTE 7 - LONG-TERM DEBT

     Long-term debt at December 31, 1997, consists of the following:

         Promissory  note  payable to a  Canadian  bank in  irregular  principal installments totalling $50,000 Canadian per year through December 2001 and $29,714 Canadian in 2002 plus interest at three percent (3%) above the prime rate as charged by the Bank Of Canada. The note is secured by all of the tangible assets of
           Cyberport.                                               $  160,583

         Less: Current maturities                                       34,953

                                                                    $  125,630

     Interest on long-term debt amounted to $9,363 and $-0- for 1997 and 1996, respectively.

     Maturities at December 31, 1997 are payable as follows:

                   Year Ended
                  December 31,                                      Amount

                         1998                                     $   34,953
                         1999                                         34,953
                         2000                                         34,953
                         2001                                         34,953
                         2002                                         20,771
                                                                  ----------

                                                                  $  160,583

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 8 - NOTES PAYABLE - RELATED PARTIES

     The Company has borrowed funds from officers and stockholders to finance its operations. The notes are due on demand commencing November 1, 1997 and bear interest at the rate of 10% per annum.


     Notes payable amounted to $496,736 and accrued interest payable amounted to $354,980 at December 31, 1997.

     Interest expense charged to operations amounted to $49,674 and $61,020 for 1997 and 1996, respectively.


NOTE 9 - FINANCIAL INSTRUMENTS

     The amounts at which cash, accounts receivable, accounts payable, advances on line of credit, notes payable - related parties and notes payable - other are presented in the balance sheet approximate their fair value due to their short maturities.

     The amount at which long-term debt is presented approximates its fair value as its interest rate is comparable to other similar types of debt.


NOTE 10 - INCOME TAXES

     Company operations are located in the United States and Canada (in 1997). As such, loss before provision for income taxes and the provision for income taxes are generated from domestic and foreign sources.



                                                                        December 31,         December 31,
                                                                            1997                 1996
---------------------------------------------------------------------------------------    --------------

         Loss before provision for income taxes                         $  (2,708,993)        $  (962,410)
                                                                        =============         ===========

         The components of the provision for income taxes by taxing jurisdiction are as follows:

                  Federal                                               $        -            $      -
                  State                                                          -                   -
                  Foreign                                                        -                   -
                                                                        -------------         --------
                                                                        $        -            $      -
                                                                        =============         ========

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996





NOTE 10 - INCOME TAXES (CONTINUED)

     The major component of the deferred tax asset at December 31, 1997, is as follows:

                  Net operating loss carryforwards                 $  1,468,561

                  Less:  Valuation allowance                         (1,468,561)
                                                                   ------------

                                                                   $       -
                                                                   ============

     A 100% valuation allowance is being provided at December 31, 1997 as it is uncertain if the above items would be utilized.

     A reconciliation of the Company's income tax expense computed at the U.S. federal statutory tax rate of 35% and the provision for income taxes are as follows:


                                   YEARS ENDED
                                  DECEMBER 31,
                                                                         1997           1996
----------------------------------------------------------------------------------  ------------

         Income tax credit at statutory rate                         $  (887,701)    $  (336,844)
         State income tax credits                                       (126,815)        (48,120)
         Foreign income taxes                                           (454,045)           -
         Net operating loss carryforwards                              1,468,561         384,964
                                                                     -----------     -----------

                                                                     $      -        $      -
                                                                     ===========     ===========


     At  December  31,  1997,   the  Company  had  unused  net  operating   loss
carryforwards of approximately $3,671,400 expiring in 2011 and 2012.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 11 - COMMITMENTS AND CONTINGENCIES

     Lease

     All of the Company's operations take place in leased facilities.

     In April 1995, the Company entered into a five year lease for its office and manufacturing facility. In May 1996, the Company terminated the lease and moved to a new facility (first facility) entering into a two year lease expiring in May 1998. The Company is also responsible for its share of operating expenses (as defined). In November 1996, the Company entered into a ten year lease for a second facility effective January 1, 1997, and moved to such new facility. The Company is also responsible for its share of operating expenses (as defined). In addition, the Company is still responsible for the rent and operating expenses for the first facility under the two year lease expiring in May 1998.

     The Company also sublets a portion of the first facility under the May 1998 lease and receives approximately $1,400 per month.

     In February 1997, Cyberport entered into a five year lease for its tourist entertainment center in Niagara Falls, Ontario, Canada. The lease expires in January 2002 and the average annual rental over the life of the lease is approximately $263,000. Cyberport, at its sole option, may purchase this facility for $3,000,000 Canadian at any time from January 1, 1998 to July 31, 1998.

     Future minimum lease payments are as follows:

                    Year Ending
                   December 31,

                       1998                                    $    325,022
                       1999                                         340,537
                       2000                                         344,276
                       2001                                         344,276
                       2002                                          97,440
                    Thereafter                                      300,000
                                                               ------------
                                                               $  1,751,551
                                                               ============

     Rent expense amounted to $298,689 and $62,574 net of rental income of $31,124 and $18,085 for 1997 and 1996, respectively.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Employment Agreements

     In November 1996, the Company entered into employment agreements with two of its principal officers covering four year terms ending in November 2000. The agreements provide for annual salaries aggregating $192,000 which are payable as follows:

                         1998                                     $   192,000
                         1999                                         192,000
                         2000                                         160,000

     In addition, the agreements provide for bonuses to be paid at the discretion of the board of directors from a bonus pool equal to ten percent (10%) of pre-tax income beginning in the year ended December 31, 1997.

     Compensation under the agreements amounted to $192,000 and $32,000 for 1997 and 1996, respectively.

     Consulting Agreements

     In connection with its initial public offering, the Company entered into a financial consulting agreement with its underwriter for the period November 6, 1996 to November 5, 1998 (see Note 13). Consulting fees of $149,250 were paid in November 1996 and the fees are being amortized over the two year period. Consulting expense amounted to $74,625 and $12,438 for 1997 and 1996, respectively.

     In March 1998, the Company entered into a consulting agreement with a corporation whereby such corporation would provide various consulting services for an eighteen (18) month period. Terms of the agreement include the following:

     1.   A monthly fee of $5,000.
     2. The issuance of 150,000 shares of common stock. Such shares were issued in March 1998.

     Settlement Agreement

     In November 1997, the Company signed a mutual release and settlement agreement (the AAgreement@) with Fightertown Entertainment, Inc. (AFightertown@), a customer. The terms of the Agreement include the following:

     1. The Company must deliver to Fightertown twenty-five (25) Eagle units based on a delivery schedule in the Agreement.

     2.   Fightertown  will  have  the  right  to  purchase  up to  thirty  (30)
          additional Eagle units at any time on or before June 30, 1999 at a price and delivery terms as specified in the Agreement.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Settlement Agreement (Continued)

     3. The Company agrees to pay Fightertown $20,000 no later than January 31, 1998 for future consulting services as defined in the Agreement. Such amount was paid on January 30, 1998.

     4. The Company agrees to pay Fightertown $67,500 in three installments of $22,500 on August 15, 1998, August 15, 1999 and August 15, 2000. The
          payments are for the use and display of the Fightertown name at the Cyberport facility and for Fightertown's expertise in the theming and running of air battle games.

     5. The Company is executing a stipulated judgment in the amount of $500,000 in favor of Fightertown to be entered against the Company should the Company fail to comply with any term of this Agreement.

     Technology Agreement

     In January 1996, the Company entered into an agreement with a Republic of China corporation (AROC@) which replaces an earlier agreement entered into in 1995 with a different Republic of China corporation. There have been no modifications to the old agreement other than the customer name. The purpose of this agreement is to provide training, advice and consultation in relation to computer image generator technology. The agreement provides for a fee of $1,500,000 payable as follows:

     4%   upon signing the agreement
     16% upon the completion of the first prototype of the computer image generator
     10%  upon delivery of the design data package
     40%  upon completion of the training program
     20% 90 days after  completion of the
         training program 10% 180 days after completion of the training program

     Of the agreed fee of $1,500,000, the Company, pursuant to separate agreements, has agreed that ROC will pay $650,000 to two unrelated parties as follows:

     1. $500,000 to ROC's parent company in consideration of the parent's services and expenses incurred in negotiating the agreement and establishing ROC.

     2. $150,000 to an unrelated corporation in consideration of such corporation's contribution to the development of software for the computer image generator technology.

     As compensation for the license granted, the Company will receive royalty payments at the rate of 2% of the sales value of the products or derivative products sold by such corporation using the technology, payable annually for a period of five years from the date of the agreement. In return, the Company agrees not to market such products within a restricted group of countries as defined in the agreement.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Technology Agreement (Continued)

     In October 1995, the Company assigned proceeds received under the agreement and granted a security interest to a stockholder.

     The contract was substantially completed in October 1996 at which time amounts were due to the Company. As of March 3, 1997, the Company had not received any additional payments and it was the opinion of management that the Company would not receive any payments in the future. As such, the Company provided a reserve in allowance for doubtful accounts equal to the recorded balance owed of $105,000. In addition, the Company did not record any other future amounts owed under the agreement.

     During the second quarter of 1997, the Company received a partial payment of the amount owed and negotiated a payment schedule for the balance. Such balance was fully repaid as of August 31, 1997.

     Royalties

     In connection with the acquisition of technology rights, the Company was obligated to pay royalties based upon revenues at a rate of 4% of image generator sales and 1% of other revenue, as defined. Such agreement stipulates that the royalties paid shall not exceed $1,500,000. Royalty expense amounted to $8,573 for the year ended December 31, 1995.

     In July and August 1996, the Company has entered into agreements to terminate two-thirds of all future royalty payments as of the respective dates of the agreements. These agreements call for total payments of $150,000 as well as a payment of $10,529 for unpaid royalties as follows:

     1. $88,029 within ten business days from the closing of the Company's public offering but no later than March 31, 1997. These amounts were paid in November 1996.

     2. $72,500 will be due and payable one year after the initial payments. $37,500 of this amount was paid in 1996.

NOTE 12 - MAJOR CUSTOMERS

     As of December 31, revenues from major customers are as follows:

                                                          1997           1996
------------------------------------------------------------------   --------

         Customer A                                     38.0%           75.9%
         Customer B                                     26.7%           16.0%
         Customer C                                     15.4%             -

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996





NOTE 13 - BUSINESS SEGMENT DATA

     The Company's operations are conducted through two business segments, Image Corporation Equipment and the Entertainment Center.

     Net sales of each segment are as follows:


                                                                            Years Ended
                                                                            December 31,
                                                                          1997         1996
                                                                       -----------  -----------

         Image generation equipment:
             United States                                             $   271,324  $   197,760
             Republic of China                                             198,000      621,620
                                                                       -----------  -----------

                                                                           469,324      819,380
         Entertainment center - Canada                                      51,721         -
                                                                       -----------  -----------

                                                                       $   521,045  $   819,380
                                                                       ===========  ===========

     Operating loss of each segment is as follows:

                                                                              Years Ended
                                                                             December 31,
                                                                           1997        1996
                                                                        ----------  ---------

         Image generation equipment                                  $  (1,562,269) $  (737,851)
         Entertainment center                                           (1,068,168)        -
                                                                     -------------  -----------

         Operating loss of segments                                     (2,630,437)    (737,851)
         Other expenses                                                    (25,709)    (134,313)
         Interest expense - net of interest income                         (52,847)     (90,246)
                                                                     -------------  -----------

                                                                     $  (2,708,993) $  (962,410)
                                                                     =============  ===========


                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE 13 - BUSINESS SEGMENT DATA (CONTINUED)

     Identifiable assets of each segment at December 31, 1997 are as follows:

         Image generation equipment                               $   1,558,587
         Entertainment center                                         2,081,616
                                                                  -------------

         Identifiable assets                                          3,640,203
         General corporate assets                                       263,199
                                                                  -------------
                                                                  $   3,903,402
                                                                  =============

     Identifiable assets by segment are those assets that are used in the operation of each segment. General corporate assets consist of marketable securities, prepaid consulting fees and deferred offering costs.


NOTE 14 - STOCKHOLDERS' EQUITY

     Initial Public Offering

     In November 1996, the Company completed its initial public offering by filing a registration statement on Form SB-2 under the Securities Act of 1933, as amended. The Company offered 1,400,000 shares of $.01 par value common stock and 2,127,500 five-year warrants (including the underwriter's over-allotment option) to purchase 2,127,500 shares of its common stock at $6.00 per share. The Company raised $6,205,147, which was net of offering costs of $1,326,728. In addition, 450,000 shares were sold by certain existing stockholders for $2,250,000 before offering costs. The Company did not receive any proceeds from the sale of these shares.

     Common Stock

     On November 17, 1997, the Company increased its authorized common stock to 25,000,000 shares at a par value of $.01 per share.

     Warrants

     On December 27, 1995 and January 22, 1996, the Company issued a total of 3,000,000 warrants to purchase 3,000,000 shares of its common stock at an exercise price of $6.00 per share. The warrants were issued in connection with the subordinated promissory notes and were valued at $.01 per warrant amounting to $30,000. Such amount was credited to additional paid-in capital. In addition, the Company issued 300,000 warrants to purchase 300,000 shares of its common stock at $6.00 per share for $6,000.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 14 - STOCKHOLDERS' EQUITY (CONTINUED)

     Warrants (Continued)

     On June 27, 1996, an agreement was signed cancelling 300,000 of the warrants. In addition, upon the completion of the initial public offering, the balance of the warrants (3,000,000) automatically converted to warrants identical to those sold to the public.

     Outstanding warrants at December 31, 1997, are as follows:

     Outstanding                    Exercise                     Exercise
      Warrants                        Price                       Period
     -----------                    --------                 ----------------

      5,127,500                       $6.00                 November 6, 1996 -
                                                             November 5, 2001

     No warrants were exercised during 1996 nor 1997.


NOTE 15 - STOCK OPTION PLAN

     On June 1, 1996, the Company adopted a Stock Option Plan (the APlan@) covering 400,000 shares of common stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the board of directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

     The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of common stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of common stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the common stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 15 - STOCK OPTION PLAN (CONTINUED)

     Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination in the event of termination by reason of disability, or three months from the date of termination in the event of termination by reason of retirement at age 65, exercise the option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option).

     Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan will terminate in 2006.

     Outstanding stock options are as follows:


                                                 Outstanding     Exercise
                                                   Options        Price           Exercise Period
                                                 -----------     --------        ---------------------------


         December 31, 1997
                                                    300,000       $     5.00     July 1, 1997 - June 1, 2006
                                                     40,000       $     5.25     January 1, 1998 - June 1, 2006
         December 31, 1996
                                                    300,000       $     5.00     July 1, 1997 - June 1, 2006


     No options were exercised during 1996 nor 1997.

     The Plan was cancelled on March 2, 1998 and concurrently, the 1998 Incentive and Non-Statutory Stock Plan (ANew Plan@) was created (subject to stockholder approval). The New Plan has substantially the same terms and conditions as the Plan and no options can be exercised until the stockholders approve the New Plan.


NOTE 16 - RETIREMENT BENEFITS

     On January 1, 1996, the Company established a simplified employee pension plan covering substantially all employees who meet eligibility requirements. Retirement costs amounted to $-0- and $33,691 for 1997 and 1996, respectively.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




NOTE 17 - ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of SFAS No. 123, AAccounting for Stock-Based Compensation,@ but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the stock options granted. No expense was recognized. If the Company had elected to recognize expense for the stock options granted based on the fair value at the date of grant consistent with the method prescribed by SFAS No. 123, net loss and loss per share would have been changed to the pro forma amounts indicated below:


                                       Year Ended December 31, 1997              Year Ended December 31, 1996
                                      --------------------------------       ------------------------------------
                                       As Reported         Pro Forma           As Reported         Pro Forma
                                      --------------    --------------       ----------------   -----------------

         Net loss                     $  (2,708,993)    $   (2,779,685)       $  (962,410)      $  (1,228,660)

         Loss per share                           (.90)              (.92)              (.53)               (.68)


     The fair value of the stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 5% to 19%; risk free interest rates of 6% to 6.5%; and an expected holding period of three years.


NOTE 18 - PUBLIC OFFERING

     In December 1997, the Company filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the purpose of registering securities for sale to the holders of its warrants.

     Pursuant to the registration statement, the Company's tender offer is on the following terms:

     1. Warrant holders who tender their warrants at $1.875 per tendered warrant will receive one unit for each warrant tendered.

     2. Each unit consists of one share of the Company's common stock and one ew warrant identical to the tendered warrant.

     The offering was completed in March 1998. The Company sold a total of 321,605 units for $490,912, net of offering costs of $112,099.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996





NOTE 19 - RESTRUCTURING OF CYBERPORT ACCOUNTS PAYABLE

     In March 1998, Cyberport and certain of its vendors agreed to restructure approximately $1,349,000 ($1,314,000 at December 31, 1997) of accounts payable as follows:

     1. The vendors transferred Canadian $1,000,000 of the payables to Cyberport's landlord. The landlord was given the right to convert the payables into restricted shares of the Company's common stock. In March 1998, the landlord converted the payables into 350,000 shares of common stock.

     2. Cyberport issued 912,634 Series B Special Shares (ASeries B@) at Canadian $1.00 per share for the balance of the monies owed. Additional shares will be issued for any goods and services tax found owing on closing.

     The Series B shares have certain rights and conditions including the following:

     1.  The shares are non-voting

     2. A preferred 12% annual cumulative cash dividend, payable quarterly, with the first payment due on June 30, 1998

     3. Cyberport has the right to redeem any and all of the shares at any time prior to October 10, 1998 at a price of Canadian $1.10 per share. The payment will include any accrued and unpaid dividend payments that are outstanding at such time.

     For the period October 11, 1998 to December 31, 1998, the vendors have a right to convert all unredeemed Series B shares into common stock of the Company at a conversion rate of 2.28 to 1.

                        TELLURIAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 20 - UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma, condensed, consolidated balance sheet assumes the consummation of a proposed public offering on December 31, 1997 of the Company's tender offer of 321,605 units consisting of common stock and warrants and the restructuring of certain trade payables of the Company's wholly-owned Canadian subsidiary into convertible non-voting Series B shares of the Canadian subsidiary.

The financial information presented herein does not purport to be indicative of what would have occurred had both transactions actually been made as of such date or of results which may occur in the future.

     The unaudited pro forma condensed consolidated balance sheet of the Company at December 31, 1997 assume the following:

     1.  The consummation of the public offering occurred on December 31, 1997

     2. The restructuring of certain accounts payable of Cyberport, the Company's wholly-owned Canadian subsidiary, occurred on December 31, 1997


                                                          Company,
                                                             As                    Pro Forma
                                                          Reported                Adjustments      Pro Forma
                                                       --------------            ------------      -------------
         Current assets                                $    1,052,887    (3)      $   490,910      $   1,543,797

         Property and equipment                             2,688,346                    -             2,688,346

         Other assets                                         162,169                    -               162,169
                                                       --------------             -----------      -------------

                                                       $    3,903,402             $   490,910      $   4,394,312
                                                       ==============             ===========      =============


         Current liabilities                           $    3,140,150    (1)      $  (699,056)     $   1,803,111
                                                                         (2)         (637,983)
         Long-term debt                                       125,630                    -               125,630

         Stockholders' equity                                 637,622    (1)          699,056          2,465,571
                                                                         (2)          637,983
                                                                 -       (3)          490,910               -
---------------------------------------------------------------------             -----------      ----------

                                                       $    3,903,402             $   490,910      $   4,394,312
                                                       ==============             ===========      =============

     (1) To record assignment of payables to landlord and conversion into 350,000 shares of common stock (2) To record issuance of Series B shares to vendors and assume conversion into common stock of the Company (3) To record the consummation of the proposed public offering net of deferred offering costs

                                     INDEX

                                                                     Page Number
PART I.           FINANCIAL INFORMATION

Item 1.           Financial Statements

   Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . . . .  . S-2
           June 30, 1998 (unaudited) and
           December 31, 1997

   Consolidated Statements of Operations. . . . . . . . . . . . . . . . .  S-3
           Six and Three Months ended June 30, 1998 (Unaudited) and June 30, 1997 (Unaudited)

   Consolidated Statements of Cash Flows. . . . . . . . . .  . . . .  . .  S-4
            Six Months ended June 30, 1998 (Unaudited)
              and June 30, 1997 (Unaudited)

   Notes to Consolidated Financial Statements (Unaudited) .  . . . . .  S-6--S-7

                        TELLURIAN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                  June 30,   December 31,
                                                                                    1998         1997
                                            ASSETS                            -------------  ------------
                                                                                (Unaudited)       (a)
CURRENT ASSETS:
   Cash                                                                       $     6,296    $   187,189
   Marketable Securities                                                            - 0 -        108,912
   Accounts Receivable                                                              3,581          9,029
   Inventories                                                                    575,448        662,364
   Prepaid Consulting Fees                                                        274,331         62,187
 ,  Prepaid Expenses and Other Current Assets                                       9,854         23,206
                                                                              -----------    -----------
           Total Current Assets                                                   869,510      1,052,887
                                                                              -----------    -----------
PROPERTY AND EQUIPMENT- at cost                                                 2,553,556      2,688,346
   less accumulated depreciation                                                     --             --

OTHER ASSETS:
   Security Deposits                                                               52,229         70,070
   Prepaid Consulting Fees                                                         73,905              0
   Deferred Costs                                                                   2,275         92,099
                                                                              -----------    -----------
           Total Other Assets                                                     128,409        162,169
                                                                              -----------    -----------
                                                                              $ 3,551,475    $ 3,903,402
                                                                              ===========    ===========
CURRENT LIABILITIES:
   Accounts Payable and accrued expenses                                      $   573,859    $ 1,953,481
   Current Maturities of Long-term debt                                            34,953         34,953
   Payroll Payable                                                                117,514              0
   Payroll Taxes Payable                                                           18,260              0
   Notes Payable                                                                        0        100,000
   Notes Payable- other                                                           187,500        200,000
   Notes Payable--Related Parties                                                 200,000        496,736
   Interest Payable--Related Parties                                                    0        354,980
                                                                              -----------    -----------
           Total Current Liabilities                                            1,132,086      3,140,150
                                                                              -----------    -----------
LONG-TERM DEBT - net of current maturities                                        116,912        125,630
                                                                              -----------    -----------
STOCKHOLDERS'  EQUITY:
   Common Stock--$.01 par value
      Authorized -25,000,000 and 10,000,000 shares, respectively
      Issued and Outstanding - 4,730,041 and 3,025,000 shares, respectively        47,300         30,250
   Additional Paid-in Capital                                                   9,307,795      6,345,162
   Accumulated Deficit                                                         (7,131,391)    (5,767,777)
   Other Comprehensive Income                                                      78,773         29,987
                                                                              -----------    -----------
           Total Stockholders' Equity                                         $ 2,302,477    $   637,622
                                                                              -----------    -----------
                                                                              $ 3,551,475    $ 3,903,402
                                                                              ===========    ===========


(a) The balance sheet at December 31, 1997 has been derived from the audited financial statements at that time. The accompanying notes are an integral part of the financial statements.
                                                          Page S-2

                        TELLURIAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                            Six Months Ended                Three Months Ended
                                               June 30,                          June 30,
                                         -------------------------     -------------------------
                                             1998           1997           1998             1997
                                         -----------    -----------    -----------    -----------


REVENUES                                 $   154,982    $   299,616    $   120,074    $   218,331

COST OF GOODS SOLD                           380,950        162,080        263,020         98,418
                                         -----------    -----------    -----------    -----------
GROSS PROFIT (LOSS)                         (225,968)       137,536       (142,946)       119,913
                                         -----------    -----------    -----------    -----------

 OPERATING EXPENSES:

     Research and Development                380,811        397,843        170,822        193,756
      Selling                                156,651        161,157         55,381         45,901
     General and Administrative              555,645        661,210        212,519        288,373
                                         -----------    -----------    -----------    -----------
                                           1,093,107      1,220,210        438,722        528,030
                                         -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                      (1,319,075)    (1,082,674)      (581,668)      (408,117)
                                         -----------    -----------    -----------    -----------

OTHER INCOME AND EXPENSES:

     Other Income                              1,080         50,917           (819)           820
     Loss on Sale of Fixed Asset             (14,571)             0              0              0
     Interest Expense                         (5,175)        (3,694)        (1,427)        (3,694)
     Interest Expense--Related Parties       (25,873)       (24,598)       (12,359)       (12,298)
                                         -----------    -----------    -----------    -----------
                                             (44,539)        22,625        (14,605)       (15,172)
                                         -----------    -----------    -----------    -----------

NET LOSS                                 $(1,363,604)   ($1,060,049)      (596,273)      (423,289)
                                         ===========    ===========    ===========    ===========

NET LOSS PER COMMON SHARE                $     (0.38)   $     (0.35)   $      (.15)   $      (.14)
                                         ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING             3,577,824      3,025,000      3,959,763      3,025,000
                                         ===========    ===========    ===========    ===========




    The accompanying notes are an integral part of the financial statements.


                                                                        Page S-3

                         TELLURIAN, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                SIX MONTHS ENDED


                                                                  JUNE 30,
                                                         ----------------------------
                                                            1998              1997
                                                         ----------      ------------

  CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                             $(1,363,604)   $(1,060,049)
     Adjustments to Reconcile Net Loss to Net Cash
        Used in Operating Activities:
           Depreciation and Amortization                      157,915         28,986
           Accrued Interest on Marketable Securities                0              0
           Loss on Sale of Fixed Asset                         14,571              0
           Changes in Assets and Liabilities
              Accounts Receivable                               5,448       (234,899)
              Inventories                                      86,916        (91,488)
              Prepaid Expenses and Other Current Assets        13,352       (125,099)
              Deferred Costs                                   89,916         50,000
              Security Deposits                                17,841       (184,990)
              Prepaid Consulting Fees                          93,951        (38,312)
              Accounts Payable and Accrued Expenses           (40,539)       965,755
              Payroll Payable                                 117,516        (98,399)
              Payroll Taxes Payable                            18,260        (28,003)
              Consulting Fees Payable                               0        (21,594)
              Interest Payable--Related Parties                25,788         17,099
              Deferred Revenue                                      0        (24,440)
                                                          -----------    -----------

NET CASH PROVIDED BY( USED IN) OPERATING ACTIVITIES          (762,758)      (768,809)
                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Sale of Fixed Assets                                      18,000              0
     Purchases of Property and Equipment                      (55,696)    (2,485,240)
     Sale of Marketable Securities                            108,912      1,975,386
                                                          -----------    -----------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            71,216       (509,854)
                                                          ------------    -----------

NET CASH FROM FINANCING ACTIVITIES:
     Repayments of notes payable--other                      (300,000)             0
     Repayment of Long-term Debt                               (8,718)             0
     Proceeds from Issuance of Stock                          513,187              0
     Proceeds of notes payable                                187,500         90,000
     Payments of deferred offering costs                      (19,930)             0
                                                          -----------    -----------

NET CASH PROVIDED BY  FINANCING ACTIVITIES                    461,863         90,000
                                                          -----------    -----------
EFFECT OF EXCHANGE RATE CHANGES                                48,786              0
                                                          -----------    -----------


                                                         Page S-4



NET CHANGE IN CASH                                           (180,893)   (1,188,663)
                                                          -----------    -----------
CASH-- Beginning                                              187,189      1,761,186
                                                          -----------    -----------

CASH-- Ending                                               $   6,296      $ 572,523
                                                            =========       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash Paid for Interest                                       $  5,175   $ 11,193
     Cash Paid for Income Taxes                                   $    200   $    150

SCHEDULE OF NON-CASH ACTIVITIES:
     Reduction of Trade Payables through issuance of common
        stock                                                     $699,056
     Reduction of Trade Payables through issuance of subsidiary
        Series B special shares                                   $640,027
     Issuance of Common Stock for Consulting Fees                 $380,000
     Conversion of C. Powers note an accrued interest for stock   $613,754
     Purchase of Property and Equipment through issuance
         of Note Payable                                                     $ 72,464



              The accompanying notes are an integral part of the financial statements.
                                                             Page S-5

                         TELLURIAN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1998
                                   (Unaudited)


NOTE 1--Presentation Basis

         The attached summarized financial information does not include all disclosures required to be included in a complete set of financial statements prepared in conformity with generally accepted accounting principles. Such disclosures were included with the financial statements of the Company at December 31, 1997 which were included in its Form 10-K filing dated April 15, 1998. Such statements should be read in conjunction with the data herein.

NOTE 2--Interim Consolidated Financial Statements

         The consolidated balance sheet of the Company at June 30, 1998 and the consolidated statements of operations and cash flows for the three and six months ended June 30, 1998 and 1997 are unaudited but include all adjustments which, in the opinion of management, are necessary for the fair presentation of the Company's financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

NOTE 3--Minority Interest in Subsidiaries

         In March 1998, Cyberport and certain of its vendors agreed to restructure approximately $1,349,000 of accounts payable as follows:

1. The vendors transferred Canadian $1,000,000 of payables to Cyberport's landlord. The landlord was given the right to convert the payables into restricted shares of the Company's common stock. In March 1998, the landlord converted the payables into 350,000 shares of common stock.
2. Cyberport issued 915,559 Series B Special Shares at Canadian $1.00 per share for balance of the monies owed. At June 30, 1998, the value of the shares issued by Cyberport is shown as a minority interest on the Company's consolidated balance sheet.

         In March 1997 the Company formed a subsidiary, Cyberport Niagara, Inc., in the Province of Ontario, Canada, in which the Company holds an 87.5 percent interest In the fourth quarter of 1997, the Company acquired the balance of the interest in Cyberport.

         On March 24,1997 the Company formed a subsidiary, Cyberport International, Inc. ("CII") in the state of Delaware in which the Company held a 96 percent interest. In the fourth quarter of 1997, the Company acquired the balance of the interest in CII.

                                                              Page S-6

NOTE 4---Stock Options

         In June of 1997 the Company authorized stock options to two individuals, Michael Hurd and David Turner, President and General Manager of Cyberport Niagara, Inc, respectively. These options allow Mr. Turner to purchase 500 shares of Cyberport stock for $1.00 (Canadian) per share and allow Mr. Hurd to purchase 2,000 shares of Cyberport stock at $1.00 (Canadian) per share. Mr. Turners options vested on July 1, 1997 as did 1,000 of Mr. Hurd's options. The remaining 1,000 share options for Mr. Hurd vest at the rate of 500 shares on July 1, 1998 and July 1, 1999 provided he remains on the Board of Directors or in the employ of Tellurian on those dates. The options expire on June 30, 2007.

No options have been exercised as at June 30, 1998


NOTE 5--Translation of Foreign Currency

The foreign currency financial statements of subsidiaries operating outside the United States are translated in accordance with the requirements of the Financial Accounting Standards Board. All income and expense accounts are translated at average exchange rates; assets and liabilities at current exchange rates; and stockholders equity at historical rates. Translation adjustments were accumulated and have been included as a separate component of equity at June 30, 1998.


NOTE 6--Inventories

Inventories consist of the following:


                                                                June 30, December 31,
                                                                  1998        1997
                                                              --------    ----------
                                                             (Unaudited)

Raw materials                                                 $234,758      $221,575
Work-in-process                                                106,800       206,899
 Finished Goods                                                233,890       233,890
                                                              --------      --------
                                                              $575,448      $662,364
                                                              ========      ========


NOTE 7--Loss Per Common Share

Net loss per common share is based on the weighted average number of common shares outstanding during the period. Common stock equivalents have not been included as their effect would be anti-dilutive.



                                                              Page S-6


         No underwriter, dealer, salesman or other person has been authorized to                1,200,000 Shares of
give any information or to make any  representation,  other than those contained      Series 1 Preferred Stock and 1,200,000
in this Prospectus, in connection with the Offering, and, if given or made, such          Preferred Stock Purchase Warrants
information or representation  must not be relied upon as having been authorized by the Company.  The delivery of this Prospectus at any time does not imply that there has not been any  change  in the  information  set forth  herein or in the
affairs  of the  Company  since  the  date  hereof.  This  Prospectus  does  not                   TELLURIAN, INC
constitute  an offer to sell or a  solicitation  of an offer to buy any security other than the securities offered hereby, or an offer to sell or solicitation of an offer to buy such  securities  in any  jurisdiction  in which  such  offer or solicitation  is not  authorized  or in which the  person  making  such offer or solicitation  is not  qualified  to do so or to any person to whom such offer or solicitation would be unlawful.

                                TABLE OF CONTENTS                                                     PROSPECTUS
                                                                          Page
Additional Information.......................................................
Exchange Ratio...............................................................
Glossary.....................................................................
Prospectus Summary...........................................................
Summary  Financial Information
Risk Factors.................................................................
Use of Proceeds
Dividend Policy..............................................................
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation...............................................................
Market Information
Capitalization
Business.....................................................................                   J.W. BARKLAY & CO., INC.
Management...................................................................
Executive Compensation
Security Ownership of Management
  and Others.................................................................
Certain Transactions
Description of Securities....................................................
Shares Eligible for Future Sale..............................................                      ___________, 1998
Underwriting.................................................................
Legal Matters................................................................
Experts......................................................................
Index to Financial Statements................................................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Tellurian's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors of Tellurian and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to Tellurian or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Tellurian and its stockholders.

         The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

         The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Article IX of Tellurian's By-Laws provides that the officers and directors of Tellurian shall be entitled to indemnification to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.          Other Expenses of Issuance and Distribution


                  Securities and Exchange Commission
                   Filing Fee                                    $   5,237.06
                  NASDAQ Filing Fee                                 15,000.00 *
                  NASD Filing Fee                                    2,275.27 *
                  Legal Fees                                       120,000.00 *
                  Accounting Fees                                   30,000.00 *
                  Blue Sky Fees and Disbursements                   60,000.00 *
                  Printing                                         135,000.00 *
                  Miscellaneous                                     87,487.67 *
                                                                 --------------

                  Total                                          $ 455,000.00


                  *        Estimated

Item 26.          Recent Sales of Unregistered Securities

                  (i) On December 27, 1995, the Issuer received $200,000 from the sale of promissory notes in the principal amount of $192,000 and 800,000 warrants from Imafina S.A. On January 22, 1996, the Issuer received $550,000 from the sale of promissory notes in the principal amount of $528,000 and 2,200,000 warrants from Jericho Limited. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. J.W. Barclay & Co., Inc. acted as Placement Agent in connection with this Offering and as compensation for its services as placement agent, it was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to pay $6,000 to J. W. Barclay & Co., Inc. upon the completion of the Company's Public Offering in November of 1996. Each of the recipients agreed to take the securities for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Further, these investors agreed to lock-up their Warrants and not resell same until November 8, 1997. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

                  (ii) On June 27, 1996, the Issuer received $175,000 from the sale of promissory notes in the principal amount of $175,000. $150,000 of the notes are not convertible and $25,000 of the notes are convertible at $1.00 per share into 25,000 shares of the Issuer's Common Stock automatically upon the completion of the Issuer's initial public offering. Of such notes, Andrew F. Nicoletta, Karen Bulavimetz and Alec McDonald paid $70,000, $70,000 and $35,000, respectively. The Company issued to each of Andrew F. Nicoletta and Karen Bulavimetz non-convertible notes in the principal amount of $60,000 and convertible notes in the principal amount of $10,000. The Company also issued to Alec McDonald a non-convertible note in the principal amount of $30,000 and a convertible note in the principal amount of $5,000. Exemption is claimed under Section 4(6) Regulation 505 and /or 506 of the Act inasmuch as all sales were made to accredited investors, there was no general advertising or public solicitation in connection with the transaction and the Company filed a Form D with the Commission on July 1, 1996. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. J.W. Barclay & Co., Inc. acted as Placement Agent in connection with this Offering and as compensation for its services as placement agent, it was paid a commission of $26,250. Each of the recipients agreed to take the securities for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Further, these investors agreed to lock-up their shares and not resell same until May 5, 1997. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.


                  (iii) In March 1998, the Company granted non-qualified stock options to purchase 610,000 shares of its Common Stock at an exercise price of $2.625 per share over a term of ten years as follows: Ronald Shallow (73,000), Richard Shallow (27,000), David Turner (25,000), Mat Adams (10,000), Michael Hurd (200,000), Stuart French (200,000), Steven Morse (37,500) and Lester Morse (37,500). On July 20, 1998, these options were all terminated. On the same date, the Board of Directors re-granted non-statutory stock options to purchase 510,000 shares to the following persons: Michael Hurd (200,000 shares), Stuart French (200,000 shares), Steven Morse (37,500 shares), Lester Morse (37,500 shares), David Turner (25,000 shares) and Mat Adams (10,000 shares). These options are non-qualified, ten-year options and are immediately exercisable at $2.00 per share. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. Further, no underwriter was involved in such sales, there were no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof. The Company intends to register the Stock Option Plan under which the aforementioned options were granted on Form S-8 Registration Statement.

                  (iv) On March 15, 1995, Tellurian, Inc. (a South Carolina corporation) declared a 98.52216749-for-1 stock split.

                  (v) On July 2, 1996, Tellurian, Inc. (a South Carolina corporation) reincorporated in the State of Delaware through a merger into and with Tellurian, Inc. (a Delaware corporation) with the Delaware corporation as the surviving corporation. As a result of the merger, the Company issued 430,049 shares to Charles Powers, 297,908 shares to Ronald Swallow, 109,481 shares to Richard Swallow, 9,852 shares to Sergei Doroshov, 16,748 shares to Albert Donald Wangerin, 49,261 shares to Stuart French, 49,261 shares to Ching-yuan Tung, 9,852 shares to Hitesh Amin, 9,852 shares to Lawson Nichols, 4,926 shares to Jerry Plotczyk, 4,926 shares to Karyssa Plotczyk, 4,926 shares to Richard Mathiesen, 2,958 shares to Mat Adams, 45,000 shares to John A. Bruno, 15,000 shares to Douglas Spinosa, 200,000 shares to Dennis Giunta, 45,000 shares to Michael Wills, 125,000 shares to Joseph DeFalco, 45,000 shares to John C. Cioffoletti and 125,000 shares to Matthew Langdon.

                  The transactions described in sub-paragraphs (iv) and (v) above are not considered sales within the meaning of Rule 145 of the Securities Act of 1933, as amended.

                  (vi) In March 1998 the Company entered into a consulting contract with Carousel Consulting which agreement expires on December 31, 1999. Under the terms of this contract, the Company issued 150,000 shares of Common Stock to Carousel and agreed to pay $5,000 per month for continued consulting services by Carousel. Such services consist of Carousel actively searching for merger/acquisition candidates on behalf of Tellurian and to provide general consulting to the Company on an "as-needed" basis.

                  In March 1998, the Company reached an agreement with Interactive Media under which Interactive Media agreed to accept 100,000 shares of the Company's common stock in return for outstanding amounts owed for public relation services provided by Interactive and for payment on public relations services to be provided during the year 1998 totalling $146,000.

                  In March 1998, 1174757 Ontario, Inc., the Company's Canadian landlord, agreed to convert $694,444 of indebtedness into 350,000 shares of the Company's Common Stock and options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.75 per share between April 1, 1998 and September 30, 1998. In connection with this transaction, 13,158 shares of the Company's Common Stock were issued to Newman Bros. Limited to defray their costs as project general manager.

               Effective June 30, 1998, the Company reached an agreement with the holders of the Cyberport Niagara Preferred Stock which resulted in conversion of that preferred stock into 325,278 shares of Tellurian restricted Common Stock and $100,000 (US dollars) plus $21,500 legal fees payable on or before September 15, 1998. The completion of this transaction resulted in the elimination of the minority interest of $640,027 previously shown on the Company balance sheet.

            Effective June 30, 1998, the Company has an agreement with Mr. Charles Powers, holder of a demand note which, together with accrued interest, represented $713,754 of debt. By the terms of this agreement, Mr. Powers received 345,000 shares of restricted Tellurian Common Stock and a promissory note in the amount of $100,000 (payable on or before December 31, 1998) in return for the conversion of the aforesaid note and accrued interest.

                  Effective June 30, 1998, the Company has an agreement with Ronald Swallow and Richard Swallow, the holders of a note previously issued to Celia Klimas, representing $163,750 which resulted in the conversion of that note and accrued interest into 100,000 shares of restricted Tellurian Common Stock.



                  Exemption is claimed on such securities in the six preceding paragraphs since the transactions did not involve a public offering under
Section 4(2) of the Act. Further, no underwriter was involved in such sales, there were no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

Item 27.          Exhibits

         (a) Exhibits. The following exhibits have been previously filed unless otherwise noted. All previously filed exhibits are incorporated by reference unless otherwise indicated to Form SB-2 Registration Statement, File # 333-9741 and File # 333-36871.

       Exhibit No.               Description

          1.0             Underwriting Agreement, Agreement Among
                          Underwriters and Selected Dealer Agreement

            3.0            Articles of Incorporation of Registrant

            3.1            By-Laws of Registrant

            3.2            Amendment to Articles of Incorporation

            3.3            Further Amendment to Articles of Incorporation **

            4.0            Specimen of Preferred Stock **

            4.1            Form of Warrant Agreement including Form of Warrant

            4.2            Form of Amendment to Warrant Agreement

            4.3            Form of Preferred Stock Warrant Agreement **

            4.4            Specimen fo Preferred Warrant **

            4.5            Form of Underwriter's Preferred Stock Warrants**

            4.6            Form of Underwriter's Preferred Warrants**

            5.0            Opinion re: legality **

           10.1 Employment Agreement dated November 8, 1996 to be entered into between Dr. Ronald Swallow and the Registrant (1)

           10.2 Employment Agreement dated November 8, 1996 between Stuart French and the Registrant (1)

           10.3            Lease for Facilities in Mahwah, New Jersey (1)

           10.4 Transfer Technology Agreement dated January 1, 1996 between Voyager Graphics, Inc. and the Registrant

           10.5 Agreement dated November 14, 1994 between TTY Graphics, Inc., Voyager Simulation Ltd. and the Registrant.

           10.6 Letter Agreement dated May 26, 1995 between the Registrant and TTY Graphics, Inc. and amendment there to dated July 17, 1996.

           10.7            Agreement dated November 5, 1991 by and among
                           Greg Gustin, Pat Lowe as Trustee for the Estate of Quantum Graphics, Inc. and TTY Graphics, Inc.

           10.8 Assignment Agreement dated as of November 5, 1991 between TTY Graphics, Inc. and the Registrant

           10.9 Letter Agreement dated August 1, 1996 and August 2, 1995 between Greg Gustin and the Registrant

           10.10 Agreement dated July 23, 1996 between TTY Graphics, Inc. and the Registrant

           10.11 1998 Incentive and Non-Statutory Stock Option Plan and amendments thereto

           10.12 Letter Agreement between the Registrant, Voyager Graphics Inc., Voyager Simulation Company Ltd. and TTY Graphics Inc.

           10.13           Consulting Agreement with J.W. Barclay& Co., Inc.

           10.14           Amendment to Consulting Agreement with J.W. Barclay
                           & Co., Inc.**

           10.15           Merger and Acquisition Agreement with J.W. Barclay &
                           Co., Inc.

           10.16           Purchase Agreement Option with 1174757 Ontario Inc.
                           formerly Niacan Ltd., (2)

           10.17           Intellectual Property Agreement with Eye Wonder (2)

           10.18           Lease with 1174757 Ontario Inc. formerly Niacam Ltd.,
                           (3)

           10.19 Mutual Release and Settlement Agreement between Fightertown Entertainment, Inc. and the Registrant

           10.20 Agreement between Robert Winterford, Eye Wonder Studios, Inc., the Registrant, Cyberport Niagara, Inc. and Cyberport International, Inc. dated October 28, 1997.

           10.21 Agreement dated March 25, 1998 by and among Cyberport Niagra, Inc., Tellurian Inc. and 1174757 Ontario, Inc.

           10.22 Agreement dated March 26, 1998 by and among Cyberport Tellurian and Cyberport creditors

           10.23          Agreement between Charles H. Power and the Registrant
                          (5)

           10.24 Agreement by and among Richard Swallow, Ronald Swallow and the Registrant (5)

           10.25 Agreement by and among the Registrant, Phoenix Wood Products Corporation and Newman Bros. Limited (5)

           11.0           Earnings per share - See notes to financial statements

           21.0           Subsidiaries of Registrant (4)

           23.0           Consent of Miller, Ellin & Co.*

           27.0           Selected Financial Data (5)

                   ---------------
         *         Filed herewith.
         **        To be filed by amendment.

               (1) Incorporated by reference to the Registrant's Form 10-KSB for its fiscal year ended December 31, 1996.

               (2) Incorporated by reference to the Registrant's Form 10-QSB for its quarter ended March 31, 1997.

               (3) Incorporated by reference to the Registrant's Form 10-QSB for its quarter ended June 30, 1997.

               (4)  Cyberport   Niagra,   Inc.,  a  100%  owned   subsidiary  of
                    Tellurian,   incorporated  in  Ontario,   Canada,  and  does
                    business under the name Cyberport.

               (5) Incorporated by reference into the Registrant's Form 10-KSB for its fiscal year ended December 31, 1997 and Form 10-QSB for its quarter ended June 30, 1998.

Item 28.          Undertakings

                  The undersigned Registrant hereby further undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii)Include any  additional or changed  material  information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company will provide to the Representative of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

         For determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         For determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


         The Registrant hereby undertakes to file a sticker amendment to this Registration Statement in the event that between 5% and 10% of the shares held by current stockholders are freed from lock-up agreements with the Underwriter and a post-effective amendment if over 10% is waived.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mahwah, State of New Jersey on the 20th day of August, 1998.

                                                  TELLURIAN, INC.


                                                  By: /s/ Stuart French
                                                     --------------------------
                                                     Stuart French, President



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:


Signatures                          Titles                                          Date

/s/ Stuart French                   President, Chief Executive
-----------------                   Officer and a Director
Stuart French                       of the Company                              August 20, 1998

/s/ Michael Hurd                    Vice President of
-----------------                   Administration and
Michael Hurd                        Finance and Chief
                                    Financial and Accounting
                                    Officer                                     August 20, 1998

/s/ Peter Colgan                    Director                                    August 20, 1998
-------------------
Peter Colgan

/s/ James G. H. Lin                 Director                                    August 20, 1998
-----------------------
James G. H. Lin


                                                     II-12